AGREEMENT OF LIMITED PARTNERSHIP

                               Mallard Hunter L.P.

                            Dated as of May 23, 2000

                                TABLE OF CONTENTS
                                                                            Page

ARTICLE I                  Formation of Partnership............................1
         Section 1.1.      Formation...........................................1
         Section 1.2.      Name................................................1
         Section 1.3.      Business............................................1
         Section 1.4.      Places of Business, Registered Agent and Addresses..2
         Section 1.5.      Term................................................2
         Section 1.6.      Filings.............................................2

ARTICLE II                 Certain Definitions and References..................3
         Section 2.1.      Certain Defined Terms...............................3
         Section 2.2.      References and Construction........................11

ARTICLE III                Capitalization.....................................12
         Section 3.1.      Capital Contributions of General Partner...........12
         Section 3.2.      Capital Contributions of Limited Partner...........12
         Section 3.3.      Request for Additional Capital Contributions
                                of Limited Partner............................13
         Section 3.4.      Reduced Capital Contributions of Limited Partner...16
         Section 3.5.      Payments of Capital Contributions..................16
         Section 3.6.      Non-payment of Capital Contributions...............17
         Section 3.7.      Interest on and Return of Capital Contributions....20

ARTICLE IV                 Allocations and Distributions......................20
         Section 4.1.      Allocation of Profits and Losses...................20
         Section 4.2.      Special Allocations................................20
         Section 4.3.      Distributions......................................22

ARTICLE V                  Partnership Property...............................23
         Section 5.1.      Title to Partnership Property......................23
         Section 5.2.      Acquisition of the Assets..........................23
         Section 5.3.      Additional Acquisitions............................24
         Section 5.4.      Lease Sales........................................25
         Section 5.5.      Sales of Production................................25
         Section 5.6.      Operations on Partnership Assets...................26
         Section 5.7.      Hedge Arrangement..................................26
         Section 5.8.      Production.........................................27
         Section 5.9.      Environmental, Health and Safety Program...........27

ARTICLE VI                 Management.........................................28

         Section 6.1.      Power and Authority of General Partner.............28
         Section 6.2.      Certain Restrictions on General Partner's Power
                                and Authority.................................28
         Section 6.3.      Duties and Services of General Partner.............30
         Section 6.4.      Liability of General Partner.......................31
         Section 6.5.      Limitations on Indemnification.....................31
         Section 6.6.      Costs, Expenses and Reimbursement..................31
         Section 6.7.      Organization and Third Party Acquisition Costs.....32
         Section 6.8.      Insurance..........................................33
         Section 6.9.      Tax Elections......................................33
         Section 6.10.     Tax Returns........................................34
         Section 6.11.     Appointment of Trustee to Receive Payments.........34

ARTICLE VII                Rights and Obligations of Limited Partner..........35
         Section 7.1.      Rights of Limited Partner..........................35
         Section 7.2.      Limitations on Limited Partner.....................35
         Section 7.3.      Liability of Limited Partner.......................35
         Section 7.4.      Access of Limited Partner to Data..................36
         Section 7.5.      Withdrawal and Return of Capital Contribution......36

ARTICLE VIII               Books, Records, Reports and Bank Accounts..........36
         Section 8.1.      Capital Accounts, Books and Records................36
         Section 8.2.      Reports............................................39
         Section 8.3.      Bank Accounts......................................41
         Section 8.4.      Information Relating to the Partnership............41
         Section 8.5.      Certain Notices....................................41

ARTICLE IX                 Assignments of Interests and Substitutions.........42
         Section 9.1.      Assignments by Limited Partner.....................42
         Section 9.2.      Assignment by General Partner......................43
         Section 9.3.      Merger or Consolidation............................43
         Section 9.4.      Removal of General Partner.........................43
         Section 9.5.      Right of General Partner Upon Removal..............44
         Section 9.6       Right of First Offer...............................45

ARTICLE X                  Dissolution, Liquidation and Termination...........45
         Section 10.1.     Dissolution........................................45
         Section 10.2.     Withdrawal by General Partner and Reconstitution...47
         Section 10.3.     Liquidation and Termination........................47
         Section 10.4.     Cancellation of Certificate........................49
         Section 10.5.     Certain Additional Agreements Regarding
                                Piggyback Rights..............................49

ARTICLE XI                 Representations and Warranties.....................50
         Section 11.1.     Representations and Warranties of General Partner..50

         Section 11.2.     Representations and Warranties of Limited Partner..52

ARTICLE XII                Miscellaneous......................................53
         Section 12.1.     Notices............................................53
         Section 12.2.     Amendments.........................................53
         Section 12.3.     Partition..........................................53
         Section 12.4.     Entire Agreement...................................53
         Section 12.5.     No Waiver..........................................53
         Section 12.6.     Applicable Law.....................................53
         Section 12.7.     Successors and Assigns.............................53
         Section 12.8.     Exhibits...........................................53
         Section 12.9.     Survival of Representations and Warranties.........54
         Section 12.10. No Third Party Benefit................................54
         Section 12.11. Public Announcements..................................54
         Section 12.12. Counterparts..........................................54

                        AGREEMENT OF LIMITED PARTNERSHIP

                               Mallard Hunter L.P.


     THIS AGREEMENT OF LIMITED PARTNERSHIP (this "Agreement") is made and entered into this 23rd day of May, 2000, by and between, Magnum Hunter Production, Inc., a Texas corporation (herein sometimes called the "General Partner"), and TIFD III-X Inc., a Delaware corporation (herein sometimes called the "Limited Partner"). In consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                            Formation of Partnership

     Section 1.1. Formation. Subject to the provisions of this Agreement, the parties hereto do hereby form a limited partnership (the "Partnership") pursuant to the provisions of the Texas Revised Limited Partnership Act (Article 6132a-1, Vernon's Texas Civil Statutes) (such Act, as amended from time to time, or any successor statute or statutes thereto, being called the "Act").

     Section 1.2. Name. The name of the Partnership shall be Mallard Hunter L.P. Subject to all applicable laws, the business of the Partnership shall be conducted in the name of the Partnership unless under the law of some jurisdiction in which the Partnership does business such business must be conducted under another name. In such a case, the business of the Partnership in such jurisdiction may be conducted under such other name or names as the General Partner shall determine to be necessary so long as it does not affect adversely the limited liability of the Limited Partner hereunder or jeopardize in any manner the title to or ownership of any Partnership Leases (as herein defined) or other assets. The General Partner shall cause to be filed on behalf of the Partnership such partnership or assumed or fictitious name certificate or certificates or similar instruments as may from time to time be required by law.

     Section 1.3. Business. Subject to the other provisions of this Agreement, the business of the Partnership shall be: (a) to acquire the Assets (as defined herein); (b) to acquire additional Leases (as defined herein); (c) to hold, maintain, renew, explore, drill, develop and operate the Assets and such additional Leases; (d) to produce, collect, store, treat, deliver, market, sell or otherwise dispose of oil, gas and related hydrocarbons and minerals from the Assets and such additional Leases; (e) to farm-out, sell, abandon and otherwise dispose of the Assets, additional Leases and other Partnership assets; (f) to enter into swaps, options, future contracts and other transactions to hedge or to otherwise minimize the risk associated with the fluctuation of prices to be received by the Partnership from the sale of oil, gas and related hydrocarbons and minerals from the Assets and any additional Leases acquired pursuant to the terms hereof; and (g) to take all such other actions incidental to any of the foregoing as the General Partner may determine to be necessary or appropriate. Notwithstanding the foregoing and any other provision of this Agreement, the Partnership shall not (i) acquire (A) any additional Leases, except as expressly provided herein, (B) any carbon-dioxide removal, sulfur removal or other equipment for the processing or treatment of gas or other hydrocarbons, whether on or off the Assets or additional Leases acquired pursuant to the terms hereof (other than equipment acquired as part of and at the same time as the acquisition of the Assets or an additional Lease or otherwise in accordance with this Agreement), (C) any refining facilities or (D) any transportation facilities except pipelines and gathering systems connecting the Assets or additional Leases acquired pursuant to the terms hereof with other gathering systems or transmission pipelines, or (ii) engage in the contract drilling business or any other business except as expressly permitted herein.

     Section 1.4. Places of Business, Registered Agent and Addresses.

     (a) The principal United States office and place of business of the Partnership and its street address shall be 600 Las Colinas Blvd., Suite 1100, Irving, Texas 75039. The General Partner, at any time and from time to time, may change the location of the Partnership's principal United States office and place of business as the General Partner shall determine to be necessary or appropriate, provided notice thereof is concurrently given to the Limited Partner.

     (b) The registered office of the Partnership in Texas shall be 600 Las Colinas Blvd., Suite 1100, Irving, Texas 75039, and the registered agent for service of process on the Partnership shall be the General Partner, whose business address is the same as the Partnership's registered office. The General Partner, at any time and from time to time, may change the Partnership's registered office or registered agent or both by complying with the applicable provisions of the Act and giving concurrent notice thereof to the Limited Partner and may establish, appoint and change additional registered offices and registered agents of the Partnership in such other states as the General Partner shall determine to be necessary or advisable.

     Section 1.5. Term. The Partnership shall be formed and commence upon the completion of filing for record of an initial certificate of limited partnership of the Partnership with the Secretary of State of the State of Texas.

     Section 1.6. Filings. Upon the request of the General Partner, the Limited Partner shall promptly execute and deliver all such certificates and other instruments conforming hereto as shall be necessary for the General Partner to accomplish all filing, recording, publishing and other acts appropriate to comply with all requirements for the formation and operation of the Partnership as a limited partnership under the laws of the State of Texas and for the qualification or reformation and operation of the Partnership as a limited partnership in all other jurisdictions where the Partnership shall propose to conduct business. Prior to the conducting of any business in any jurisdiction, the General Partner shall: (a) to the full extent necessary to establish limited liability for the Limited Partner under the laws of such jurisdiction and otherwise to comply with the laws of such jurisdiction, cause the Partnership to comply with all requirements for the registration, qualification or reformation of the Partnership to conduct business as a limited partnership in such jurisdiction and (b) at the request of the Limited Partner, obtain an opinion of reputable counsel in such jurisdiction satisfactory in all respects to the Limited Partner as to such registration, qualification or reformation and as to the limited liability of the Limited Partner under the laws of such jurisdiction. Thereafter, the General Partner shall cause the Partnership to continue to comply with all such requirements and all other requirements necessary to maintain the limited liability of the Limited Partner in each jurisdiction where the Partnership does business and, upon timely request of the Limited Partner and within 60 days after the end of each calendar year commencing with the calendar year ending December 31, 2000, the General Partner shall furnish to the Limited Partner an opinion or opinions of legal counsel for the Partnership as to compliance with such requirements and such limited liability.

                                   ARTICLE II

                       Certain Definitions and References

     Section 2.1. Certain Defined Terms. When used in this Agreement, the following terms shall have the respective meanings assigned to them in this
Section 2.1 or in the sections, subsections or other subdivisions referred to below:

     "Acquisition Cost" shall mean, (a) with respect to the purchase by the Partnership from the General Partner or its Affiliates of any Lease (exclusive of the acquisition of the Assets), the costs as described in clause (b) immediately below incurred by the General Partner and/or its Affiliates in acquiring such Lease and (b) with respect to the acquisition by the Partnership of any Lease other than those purchased pursuant to clause (a) immediately above, the sum of (i) the price paid or contractually agreed to be paid for such Lease to the lessor, assignor or grantor of such Lease, including lease bonuses, advance rentals and other acquisition costs and (ii) title insurance or examination costs, broker's commissions, attorneys' fees, due diligence fees, filing fees, recording costs, and transfer and sales taxes, if any, and other similar costs incurred with respect to such Lease in connection with its acquisition, but excluding any actual, allocated or imputed interest expense.

     "Act" shall have the meaning assigned to such term in Section 1.1.

     "Adjusted Capital Account" shall mean the capital account maintained for each Partner as of the end of each fiscal year (a) increased by (i) the amount of any unpaid Capital Contributions unconditionally agreed to be contributed by such Partner under Article III, if any, and (ii) an amount equal to such Partner's allocable share of the Partnership's Minimum Gain, as computed on the last day of such fiscal year in accordance with applicable Treasury Regulations, and (b) reduced by (i) the amount of all depletion deductions reasonably expected to be allocated to such Partner in subsequent years and charged to such Partner's capital account, (ii) the amount of all losses and deductions reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Internal Revenue Code and Treasury Regulation ss. 1.751-1(b)(2)(ii), and (iii) the amount of all distributions reasonably expected to be made to such Partner to the extent they exceed offsetting increases to such Partner's capital account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made.

     "Affiliate" shall mean (a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of the General Partner, (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by the General Partner, (c) any person directly or indirectly controlling, controlled by or under common control with the General Partner, (d) any officer, director, member, manager or partner of the General Partner or any person described in clause (a), (b) or (c) of this paragraph, or
(e) any person related by blood, adoption or marriage to any person referred to in clause (c) or clause (d) of this paragraph. As used in this Agreement, the term "person" shall include an individual, an estate, a corporation, a partnership, a limited liability company, an association or other entity, a joint stock company and a trust.

     "Agreed  Rate"  shall mean a rate per annum which is equal to the lesser of
(a) a rate which is one percent (1%) above the prime rate of interest of Chase Bank, New York, New York, as announced or published by such bank from time to time (adjusted from time to time to reflect any changes in such rate determined hereunder) or (b) the maximum rate from time to time permitted by applicable law.

     "Agreement" shall mean this Agreement, as hereafter changed, modified or amended in accordance with the terms hereof.

     "Area of Mutual Interest" shall mean the areas covered by each Lease acquired by the Partnership pursuant to the terms hereof plus all areas within a one-half mile radius of the boundary lines of such Lease.

     "Assets" shall mean the "Properties," as such term is defined in the Purchase Agreement.

     "Capital Contributions" shall mean for any Partner at the particular time in question the aggregate of the dollar amounts of any cash contributed to the capital of the Partnership, or, if the context in which such term is used so indicates, the dollar amounts of cash agreed to be contributed, or requested to be contributed, by such Partner to the capital of the Partnership.

     "Capital Costs" shall mean (a) all geological and geophysical costs incurred by the Partnership to the extent any of such costs are incurred in connection with Partnership wells drilled or proposed to be drilled on the Assets or any additional Lease acquired pursuant to the terms hereof, (b) all costs incurred by the Partnership in locating, drilling, completing, equipping, deepening or sidetracking a well located on the Assets or any additional Lease acquired pursuant to the terms hereof, including (i) the costs of surveying and staking such well, the costs of any surface damages and the costs of clearing, coring, testing, logging and evaluating such well, (ii) the costs of casing, cement and cement services for such well, (iii) the cost of plugging and abandoning such well (including standard and customary remediation activities associated therewith) if it is determined that such well would not produce in commercial quantities and should be abandoned and (iv) all direct charges and overhead chargeable to the Partnership with respect to such well under any applicable operating agreement until such time as all operations are carried out as required by applicable regulations and sound engineering practices to make such well ready for production, including the installation and testing of wellhead equipment, or to plug and abandon a dry hole; (c) all costs incurred by the Partnership in recompleting or plugging back any Partnership well; (d) all costs incurred by the Partnership in reworking any Partnership well when the Partnership's reasonably anticipated share of such costs is greater than $50,000; (e) all costs incurred by the Partnership in locating, drilling, completing, equipping, deepening or sidetracking any enhanced recovery producer or injector well (including the costs of all necessary surface equipment such as steam generators, compressors, water treating facilities, injection pumps, flow lines and steam lines) or otherwise conducting Enhanced Recovery Operations; and
(f) all costs incurred by the Partnership in constructing production facilities, pipelines and other facilities necessary to develop the Assets and additional Leases acquired pursuant to the terms hereof and produce, collect, store, treat, deliver, market, sell or otherwise dispose of oil, gas and other hydrocarbons and minerals therefrom; but such term shall not include any Lease Operating and Production Costs, Acquisition Costs, or Catastrophe Costs.

     "Catastrophe Costs" shall mean all costs, expenses and damages incurred by the Partnership as a result of the failure of the General Partner to cause the Partnership to obtain or carry the types or amounts of insurance coverage agreed upon from time to time by the Partners in accordance with Section 6.8, but such term shall not include (a) the deductible amounts under any insurance coverage arranged by or on behalf of the Partnership or with respect to its property or operations to the extent such deductible amounts have been approved or agreed to by the Limited Partner in accordance with Section 6.8 and (b) any costs, expenses and damages incurred by the Partnership that are in excess of the agreed upon insurance coverage maintained in accordance with the terms hereof.

     "Change in Control" shall mean the occurrence during the term of the Partnership of any of the following: (a) any person (as such term is used in Section 13(d) and 14(d(2) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of Parent representing 40% or more of the combined voting power of the General Partner's then outstanding securities; (b) if, during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the Parent cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Parent's stockholders of each new director was approved by a vote of at least two-third of the directors then still in office who were directors at the beginning of such period; or (c) Parent ceases to own at least 80% of the voting securities of the General Partner.

     "Contributing  Partner"  shall have the  meaning  assigned  to such term in
Section 3.6(d).

     "Cumulative Payout" shall mean, with respect to each month, X minus Y, where:

     "X"= the sum of (i) such month's Monthly Payout plus (ii) all previous months' Monthly Payouts; and

     "Y" = the sum of (i) the Capital Contribution made by the Limited Partner pursuant to the terms hereof during such month times the Payout Discount Factor for such month plus (ii) each Capital Contribution previously made by the Limited Partner pursuant to the terms hereof times the Payout Discount Factor for the month in which such Capital Contribution was made.

     "Defaulting  Partner"  shall  have the  meaning  assigned  to such  term in
Section 3.6(d).

     "Deficit Partner" shall have the meaning assigned to such term in Section 4.3(i).

     "Delivery Date" shall mean the date on which this Agreement has been fully and unconditionally executed and delivered by each of the parties hereto.

     "Depletable  Property"  shall  have the  meaning  assigned  to such term in
Section 4.3(b).

     "Enhanced Recovery Operations" shall mean any operations or project intended to increase the recovery of oil and/or gas from a pool by artificial means or by the application of energy extrinsic to the pool, which artificial means or application shall include pressuring, cycling, pressure maintenance, injection to the pool of a substance or form of energy, or other operations or projects that would be commonly considered secondary or tertiary operations or projects, but such term shall not include the injection in a well of a substance or form of energy for the sole purpose of (a) aiding in the lifting of fluids in the well, or (b) stimulation of the pool at or near the well by mechanical, chemical, thermal or explosive means.

     "Environmental Laws" shall mean all applicable federal, state and local laws, rules and regulations, orders, judgments, decrees and other legal requirements relating to pollution or the regulation and protection of human health, safety, the environment or natural resources, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C.ss.9601 et seq.); the Hazardous Material
Transportation Act, as amended (49 U.S.C.ss.180 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C.ss.136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C.ss.6901 et seq.); the Toxic Substance Control Act, as amended (42 U.S.C.ss.7401 et seq.); the Clean Air Act, as amended (42 U.S.C.ss.740 et seq.); the Federal Water Pollution Control Act, as
     amended (33 U.S.C.ss.1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. ss.651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C.ss.300f et seq.); and their state and local counterparts or equivalents and any transfer of ownership notification or approval statute.

     "Event of Default" shall have the meaning assigned to such term in Section 3.6(b).

     "General Partner" shall mean Magnum Hunter Production, Inc., a Texas corporation, in its capacity as general partner of the Partnership and any person who becomes a substituted general partner of the Partnership pursuant to the terms hereof.

     "GP Monthly Cash Distribution" shall mean, with respect to any month:

     (a) the Production Sales Proceeds received during such month and attributable to any Hedging Transaction multiplied by the GP Sharing Percentage for such month plus the Production Sales Proceeds received during such month from the sale of hydrocarbons (other than in connection with a Hedging Transaction) multiplied by the GP Sharing Percentage for such month; less

     (b) Lease Operating and Production Costs paid during such month multiplied by the GP Sharing Percentage for such month; less

     (c) Hedge Costs paid during such month multiplied by the GP Sharing Percentage for such month; less

     (d) the amounts which the General Partner reasonably determines should be added to the Partnership's cash reserves multiplied by the GP Sharing Percentage (it being agreed that the Partnership's cash reserves, including all additions thereto, shall not exceed the remainder of the total Partnership costs and expenses the General Partner reasonably anticipates will be incurred within a 60 day period commencing as of the date of the determination of the GP Monthly Cash Distribution, minus the total Production Sales Proceeds the General Partner reasonably anticipates will be received by the Partnership during such period); plus

     (e) any cash reserves which the General Partner reasonably believes are no longer necessary to retain multiplied by the GP Sharing Percentage for such month; plus

     (f) the net proceeds derived from the sale of Partnership properties multiplied by the GP Sharing Percentage for such month; plus

     (g) any other funds received by the Partnership during such month (including insurance proceeds, to the extent not expended by the Partnership) multiplied by the GP Sharing Percentage for such month; less

     (h) payments made during such month on principal and interest on permitted Partnership indebtedness multiplied by the GP Sharing Percentage for such month; less

     (i) the Management Fee multiplied by the GP Sharing Percentage for such month; less

     (j) other direct, third party out-of-pocket costs paid by the Partnership for such month (e.g.'s, costs of obtaining audits of the Partnership's books and records, fees and expenses attributable to the preparation of the Partnership's tax returns) multiplied by the GP Sharing Percentage for such month.

     "GP Sharing Percentage" shall mean, when used with respect to any month, 100% minus the LP Sharing Percentage in effect during such month.

     "Guaranty" shall mean that certain Guaranty dated as of even date herewith executed by Parent in favor of the Partnership and the Limited Partner.

     "Hedge Costs" shall mean the costs of arranging, modifying or terminating a Hedging Transaction, or which otherwise arise in respect or as a result of a Hedging Transaction.

     "Hedging Transaction" shall mean any commodity hedging transaction pertaining to oil, gas and related hydrocarbons and minerals, whether in the form of a swap agreement, option to acquire or dispose of a futures contract, whether on an organized commodities exchange or otherwise, or similar type of financial transaction classified as "notional principal contracts" pursuant to Treasury Regulation Section 1.512(b)-1(a)(1). Any Hedging Transaction shall be identified in the books and records of the Partnership as a "hedging transaction" in the manner and at the times prescribed by Treasury Regulation ss.1.1221-2(e).

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute or statutes.

     "Lease" shall mean a lease, mineral interest, royalty or overriding royalty, fee right, mineral servitude, license, concession or other right covering oil, gas and related hydrocarbons (or a contractual right to acquire such an interest) or an undivided interest therein or portion thereof, together with all appurtenances, easements, permits, licenses, servitudes and rights-of-way situated upon or used or held for future use in connection with such an interest or the exploration, development or operation thereof. A "Lease" shall also mean and include all rights and interests in all lands and interests unitized or pooled therewith pursuant to any law, rule, regulation or agreement.

     "Lease Operating and Production Costs" shall mean all costs incurred by the Partnership in connection with the maintenance of the Assets and any additional Leases acquired pursuant to the terms hereof (except drilling and similar obligations) and the production and marketing of oil, gas and related hydrocarbons from completed wells (including wells which have been involved in Enhanced Recovery Operations) in which the Partnership has an interest pursuant to this Agreement, including costs incurred for all delay rentals, shut-in royalties and similar payments, royalties on lost or flared gas or gas used for which payment is required, labor, fuel, repairs, transportation, supplies, utility charges, ad valorem, severance, excise and similar taxes, the cost of reworking any well (except to the extent provided in the definition of Capital Costs), the costs of plugging and abandoning any well (except to the extent provided in the definition of Capital Costs) and compensation to well operators, consultants and others and insurance in connection with the foregoing; but such term shall not include any Capital Costs, Catastrophe Costs or Acquisition Costs.

     "Limited Partner" shall mean TIFD III-X Inc., a Delaware corporation, and any person who becomes a substituted limited partner of the Partnership pursuant to the terms hereof.

     "LP Monthly Cash Distribution" shall mean, with respect to any month:

     (a) the Production Sales Proceeds received during such month and attributable to any Hedging Transaction multiplied by the LP Sharing Percentage for such month plus the Production Sales Proceeds received during such month from the sale of hydrocarbons (other than in connection with a Hedging Transaction) multiplied by the LP Sharing Percentage for such month; less

     (b) Lease Operating and Production Costs paid during such month multiplied by the LP Sharing Percentage for such month; less

     (c) Hedge Costs paid during such month multiplied by the LP Sharing Percentage for such month; less

     (d) the amounts which the General Partner reasonably determines should be added to the Partnership's cash reserves multiplied by the LP Sharing Percentage (it being agreed that the Partnership's cash reserves, including all additions thereto, shall not exceed the remainder of the total Partnership costs and expenses the General Partner reasonably anticipates will be incurred within a 60 day period commencing as of the date of the determination of the LP Monthly Cash Distribution, minus the total Production Sales Proceeds the General Partner reasonably anticipates will be received by the Partnership during such period); plus

     (e) any cash reserves which the General Partner reasonably believes are no longer necessary to retain multiplied by the LP Sharing Percentage for such month; plus

     (f) the net proceeds derived from the sale of Partnership properties multiplied by the LP Sharing Percentage for such month; plus

     (g) any other funds received by the Partnership during such month (including insurance proceeds, to the extent not expended by the Partnership) multiplied by the LP Sharing Percentage for such month; less

     (h) payments made during such month on principal and interest on permitted Partnership indebtedness multiplied by the LP Sharing Percentage for such month; less

     (i) the Management Fee multiplied by the LP Sharing Percentage for such month; less

     (j) other direct, third party out-of-pocket costs paid by the Partnership for such month (e.g.'s, costs of obtaining audits of the Partnership's books and records, fees and expenses attributable to the preparation of the Partnership's tax returns) multiplied by the LP Sharing Percentage for such month.

     "LP Sharing Percentage" shall mean, (a) when used with respect to each month during the Phase I Period, 99%, and (b) when used with respect to each month during the Phase II Period, 65%.

     "Management Fee" shall have the meaning assigned to such term in Section 6.6(b).

     "Minimum Gain" shall mean (a) with respect to Partnership Nonrecourse Liabilities, the amount of gain that would be realized by the Partnership if it disposed of (in a taxable transaction) all Partnership properties which are subject to Partnership Nonrecourse Liabilities in full satisfaction of such liabilities, computed in accordance with applicable Treasury Regulations and (b) with respect to each Partner Nonrecourse Debt, the amount of gain that would be realized by the Partnership if it disposed of (in a taxable transaction) the Partnership property that is subject to such liability in full satisfaction of such liability, computed in accordance with applicable Treasury Regulations.

     "Monthly Payout" shall mean, with respect to any month, an amount equal to the LP Monthly Cash Distribution received by the Limited Partner during such month times the Payout Discount Factor.

     "Organization and Third Party Acquisition Costs" shall have the meaning assigned to such term in Section 6.7.

     "Parent" shall mean Magnum Hunter Resources, Inc.

     "Partner   Nonrecourse  Debt"  shall  mean  any  nonrecourse  debt  of  the
Partnership (or portions thereof) for which any Partner bears the economic risk of loss.

     "Partner Nonrecourse Deductions" shall mean the amount of deductions, losses and expenses equal to the net increase during the year in Minimum Gain attributable to a Partner Nonrecourse Debt, reduced (but not below zero) by proceeds of such Partner Nonrecourse Debt distributed during the year to the Partners who bear the economic risk of loss for such debt, as determined in accordance with applicable Treasury Regulations.

     "Partners" shall mean the General Partner and the Limited Partner.

     "Partnership" shall have the meaning assigned to it in Section 1.1.

     "Partnership   Nonrecourse   Liabilities"   shall   mean  any   nonrecourse
liabilities (or portions thereof) of the Partnership for which no Partner bears the economic risk of loss.

     "Payout Discount Factor" shall mean, as of any given month, the value for such month as set forth in Exhibit 2.1--Cash Discount Factor Table.

     "Phase I Period" shall mean the period from the Delivery Date until the end of the first month in which Cumulative Payout is greater than or equal to zero.

     "Phase II Period" shall mean the period commencing immediately upon the expiration of the Phase I Period and ending upon the liquidation and termination of the Partnership.

     "Positive Partner" shall have the meaning assigned to such term in Section 4.3(i).

     "Production Sales Proceeds" shall mean revenues received from the sale of production from the Partnership's Assets and any additional Leases acquired pursuant to the terms hereof, net of any royalties, overriding royalty interests and other similar interests burdening such Assets and Leases, plus production taxes and ad valorem taxes paid with respect to such Assets and Leases.

     "Purchase  Agreement"  shall  have the  meaning  assigned  to such  term in
Section 5.2(a).

     "Purchase Price" shall have the meaning assigned to such term in the Purchase Agreement.

     "Retained Outside Interest" shall mean (a) the properties and interests described in Section 2.2 of the Purchase Agreement and (b) any other interest in the Assets or other Leases hereafter acquired by the Partnership pursuant to the terms hereof which the General Partner or an Affiliate acquires and owns for its own account in accordance with the terms of this Agreement.

     "Seller" shall have the meaning assigned to such term in the Purchase Agreement.

     "Simulated Basis", "Simulated Gain", "Simulated Depletion" and "Simulated Loss" shall have the respective meanings assigned to such terms in Section 8.1(b).

     Section 2.2. References and Construction.

     (a) All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.

     (b) Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.

     (c) The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

     (d) Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

     (e) Examples shall not be construed to limit, expressly or by implication, the matter they illustrate.

     (f) The word "or" is not exclusive and the word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions.

     (g) No consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement.

     (h) All references herein to $ or dollars shall mean to United States dollars.

     (i) Unless the  context  otherwise  requires or unless  otherwise  provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments or restatements of such agreement, instrument or document, provided that nothing contained in this subsection shall be construed to authorize such renewal, extension, modification, amendment or restatement.

                                   ARTICLE III

                                 Capitalization

     Section 3.1. Capital Contributions of General Partner. The General Partner shall contribute in cash to the Partnership such amounts as shall be necessary to pay timely the costs and expenses allocated and charged to the General Partner in Sections 3.3 and 4.1 and elsewhere herein. Such Capital Contributions shall be paid to the Partnership by the General Partner from time to time in the appropriate amounts concurrently with each payment to the Partnership by the Limited Partner of its Capital Contributions or, with respect to costs allocated solely to the General Partner, when necessary for the Partnership to pay timely such costs.

     Section 3.2. Capital Contributions of Limited Partner.

     (a) Subject to the provisions of this Section 3.2 and Section 3.5(a) and except as otherwise provided herein, the Limited Partner shall make a Capital Contribution to the Partnership in an aggregate amount not to exceed
$22,918,500, which Capital Contribution shall be used exclusively by the Partnership for the payment of the Limited Partner's allocated share (in accordance with Section 4.1) of the Purchase Price.

     (b) Subject to the provisions of this Section 3.2 and Section 3.5(b) and except as otherwise provided herein, the Limited Partner shall make a Capital Contribution to the Partnership in an aggregate amount not to exceed $200,000, which Capital Contributions shall be used exclusively by the Partnership for the payment of the Limited Partner's allocated share (in accordance with Section 4.1) of Organization and Third Party Acquisition Costs.

     (c) Subject to the provisions of this Section 3.2 and Section 3.5(b) and except as otherwise provided herein, the Limited Partner shall make Capital Contributions to the Partnership in an aggregate amount not to exceed its allocated share (in accordance with Section 4.1) of Hedge Costs, which Capital Contributions shall be used exclusively by the Partnership for such purpose.

     (d) Notwithstanding anything to the contrary herein, the Capital Contributions referenced in subsections (a), (b) and (c) above shall be the maximum contribution to the Partnership that the Limited Partner shall be required to make (unless the Limited Partner otherwise elects as provided in Section 3.3) and shall be subject to reduction as provided in Section 3.4.

     Section  3.3.  Request  for  Additional  Capital  Contributions  of Limited
Partner.

     (a) Subject to this Section 3.3 and the other terms and provisions hereof, the General Partner may request additional Capital Contributions from the Limited Partner to be used exclusively for the payment of its allocated share (pursuant to Section 4.1) of (i) Capital Costs of the type described in clause
(a) of the definition thereof, (ii) Capital Costs of the type described in clause (b) of the definition thereof, (iii) Capital Costs of the type described in clause (c) of the definition thereof, (iv) Capital Costs of the type described in clause (d) of the definition thereof, (v) Capital Costs of the type described in clause (e) of the definition thereof, (vi) Capital Costs of the type described in clause (f) of the definition thereof, (vii) Acquisition Costs under the circumstances described in Section 5.3, and (viii) cost overruns associated with any project or operation with respect to which the Limited Partner has previously agreed to make Capital Contributions hereunder. Each of the categories of expenditures described in clauses (i), (ii), (iii), (iv), (v),
(vi), (vii) and (viii) of this Section 3.3(a) may include such contingent amounts as the General Partner in good faith shall determine to be appropriate under the circumstances.

     (b) Requests for additional Capital Contributions  pursuant to this Section
3.3 shall be made by the General Partner and agreed to by the Limited Partner separately with respect to each operation or acquisition included in any given category of expenditures as specified in subsection (a) above. Requests pursuant to this Section 3.3 shall not be made more often than quarterly each year (i) except for requests pursuant to clause (vii) or clause (ix) of subsection (a) above, (ii) except in the event the request is attributable to a proposal from an unrelated third party or (iii) unless an emergency or some other urgent need for funds exists outside of the reasonable control of the General Partner. Payments of any additional Capital Contributions agreed to be made by the Limited Partner pursuant to this Section 3.3 shall be requested by the General Partner and made by the Limited Partner in the manner provided for in Section 3.5(c).

     (c) Notice of any request for additional Capital Contributions made by the General Partner shall be in writing and sent to the Limited Partner at its address as provided in Section 12.1. With respect to the category of costs described in clauses (i), (ii), (iii), (iv), (v) and (vi) of Section 3.3(a), each request shall cover all of the Capital Costs intended to be incurred during the next three months (and with respect to any Partnership well or Enhanced Recovery Operation or facility, the costs estimated to be incurred in connection with such well or operation or facility). With respect to the category of costs described in clause (vii) of Section 3.3(a), each request shall contain the information specified in Section 5.3. With respect to the category of costs described in clause (viii) of Section 3.3(a), each request shall cover the reasonably anticipated overruns associated with the subject operation or project. Each such request shall also set forth (i) the date by which the Limited Partner must elect in writing to make the requested additional Capital Contributions, which date shall not be less than 30 days from the date the General Partner mails or sends such request, unless a shorter period is provided to the General Partner under any applicable "authority for expenditure"
submitted by an operator other than the General Partner or an Affiliate, in which event such shorter period shall also be applicable to the election period of the Limited Partner (provided that in no event shall such shorter period be less than 15 days), (ii) the purpose or purposes for which the proceeds of the requested additional Capital Contributions are to be used, (iii) a copy of the applicable "authority for expenditure" submitted in connection with the well or operation, (iv) to the extent practicable, a summary of the pertinent geological data relating to each well or operation with respect to which the proceeds that are requested are to be expended and financial projections with respect to the expenditure of such additional Capital Contributions and the revenue projected to be received therefrom, (v) with respect to any well or operation with respect to which the proceeds requested are to be expended, a statement as to whether or not the General Partner recommends the Partnership participate therein, and (vi) a summary of the action that the General Partner anticipates it will take under
Section 3.3(d) and any applicable operating agreement if the Limited Partner does not elect to make such requested additional Capital Contributions. In connection with any request pertaining to an Enhanced Recovery Operation, the General Partner shall endeavor to confine such request to the extent possible in accordance with generally accepted industry standards to those matters or items which should be conducted in conjunction with each other. Thereafter, the General Partner shall promptly furnish to the Limited Partner such additional information concerning the use and application of the requested additional Capital Contributions as the Limited Partner shall reasonably request. In the event the Limited Partner does not elect to pay all of the categories of requested additional Capital Contributions (or operations or acquisitions within a given category), it may elect to pay all of the Capital Contributions requested to be used for any of the remaining categories of costs designated in the General Partner's request as provided above (or, as to a given category, the costs associated with any other operation or acquisition within such category). The General Partner shall not use any Capital Contributions received from the Limited Partner pursuant to this Section 3.3 and designated for payment of one category of costs to pay any other category of costs.

     (d) If the Limited Partner declines to make any additional Capital Contributions requested by the General Partner or fails to give timely notice to the General Partner pursuant to a request for additional Capital Contributions made pursuant to Section 3.3(a), the General Partner may elect to take any action specified in paragraphs (1) through (7) below with respect to each Lease, Partnership well, operation or project to which the request pertains, if appropriate:

     (1) With respect to the acquisition of Leases pursuant to Section 5.3, the General Partner or its Affiliates may purchase or retain for its or their own account the Leases not acquired by the Partnership.

     (2) The General Partner may cause the Partnership (to the extent it can do so under any applicable operating agreement) to abandon the operation or project, in which event all costs (if any) thereafter incurred in abandoning the operation or project shall be borne by the Partnership.

     (3) The General Partner may cause the Partnership to sell, farm-out or otherwise dispose of the well or Lease (or the applicable part thereof) to which such operation or project pertains to any person; provided, however, that no such sale, farm-out or other disposition may be made to the General Partner or any Affiliate thereof without the prior written consent of the Limited Partner.

     (4) In the event a well or Lease to which such proposed operation or project pertains is subject to an operating agreement, the General Partner may cause the Partnership to elect not to participate in a proposed operation and to assume the status of a "non- consenting party" under such operating agreement; provided, however, that neither the General Partner nor any of its Affiliates shall be permitted to pay or shall pay the Partnership's non-consenting share of costs or expenses or any part thereof with respect to such operation or project under such operating agreement;

     (5) The General Partner may (provided that it has recommended under Section 3.3(c) that the Partnership participate in such proposed operation or project) pay the requested additional Capital Contributions the Limited Partner declined to pay, and the amount so paid by the General Partner with respect to such well shall be credited to a separate account, which separate account shall be charged and credited as follows:

     (x) Subject to subparagraph (y) of this Section 3.3(d)(5), all of the Limited Partner's share of costs and expenses with respect to such well shall be charged to such separate account, and such separate account shall be credited with the Limited Partner's share of revenues from such well (after deducting all production, severance, excise and similar taxes relating thereto). Until the total amount credited to such separate account equals the amount specified in subparagraph (y) of this Section 3.3(d)(5) with respect to such well, the General Partner shall be allocated all of the costs and expenses charged to such separate account, and the Limited Partner shall be deemed to have relinquished to the General Partner, and the General Partner shall have allocated to it and be entitled to receive, all of the revenues credited to such separate account.

     (y) If, as and when the total amount of revenues received by and credited and allocated to the General Partner under subparagraph (x) of this Section 3.3(d)(5) shall equal the sum of the following to the extent they are appropriate:

     a. 200% of the amount  charged to such separate  account for Capital Costs;
and

     b. 100% of the amount charged to such separate account for Lease Operating and Production Costs;

     no further amounts shall be charged or credited to such separate account, and the Limited Partner's share of all revenues and costs and expenses thereafter arising or accruing with respect to such well shall be allocated, charged and credited to the Limited Partner.

     (6) With respect to a request pertaining to the category of costs specified in clause (vi) of Section 3.3(a), the General Partner shall take such action as shall be mutually agreed upon by the Partners.

     (7) The General Partner may take such other actions as may be mutually agreed upon by the Partners.

     Section 3.4. Reduced Capital Contributions of Limited Partner. In the event the Partnership or the General Partner properly retains a portion of the Limited Partner's share of Partnership revenues for the purpose of paying any Acquisition Costs, Capital Costs, Hedge Costs or Organization and Third Party Acquisition Costs allocated to the Limited Partner hereunder in accordance with
Section 4.3, the amount so retained and not distributed shall reduce pro tanto the amount of Capital Contributions the Limited Partner is required to thereafter make.

     Section 3.5. Payments of Capital Contributions.

     (a) The Limited Partner shall pay the Capital  Contributions  referenced in
Section 3.2(a) on the Delivery Date.

     (b) The Limited Partner shall pay the Capital  Contributions  referenced in
Section 3.2(b) within five business days after receipt by the Limited Partner of a request from the General Partner for such purpose.

     (c) The Limited Partner shall pay the Capital  Contributions  referenced in
Section 3.2(c) promptly after receipt by the Limited Partner of a request from the General Partner for such purpose.

     (d) Except as otherwise provided in subsections (a), (b) and (c) above, the Limited Partner shall pay its Capital Contributions monthly upon request by the General Partner in such amounts as are required to pay its share of all costs and expenses properly allocated to it hereunder. The General Partner may request on a monthly basis additional payments of the Capital Contributions agreed to be made by the Limited Partner for the Limited Partner's share of (i) all costs and expenses estimated to have been and/or to be incurred by the Partnership during that calendar month except those for which advances have previously been made or for which payment will be made from another source and (ii) those costs and expenses estimated to be incurred by the Partnership during the next succeeding calendar month. Each monthly request for payment shall be adjusted to the extent the Limited Partners' cumulative share of actual Partnership disbursements for the preceding calendar month's costs and expenses is either greater or less than the amounts previously contributed by the Limited Partner for such purpose. Any request for payment by the

     Limited Partner of Capital Contributions shall be in writing and shall set forth (1) the type, nature or items of Partnership costs or expenses for which such payment will be used by the Partnership, including a division of the costs and expenses as contemplated in clauses (i) and (ii) of this Section 3.5(d) and the adjustment referred to in this Section 3.5(d), (2) the net amount of the Capital Contributions to be paid by the Limited Partner and (3) the date by which payment of such Capital Contributions shall be received, which shall not be less than five business days from the date the notice is received by the Limited Partner.

     (e) Payments by the Limited Partner of its Capital Contributions shall be made by wire transfer of immediately available funds to the Partnership's account as designated by the General Partner by notice to the Limited Partner pursuant to Section 12.1.

     (f) Any additional Capital Contributions agreed to be made by the Limited Partner pursuant to Section 3.3 may be requested only during the period commencing on the date they were originally requested by the General Partner under Section 3.3 and ending three months thereafter with respect to Capital Contributions to be used to pay Acquisition Costs and six months thereafter with respect to Capital Contributions to be used to pay Capital Costs and shall only be requested for and expended on the respective purposes for which they were agreed to be made.

     Section 3.6. Non-payment of Capital Contributions.

     (a) Except as otherwise provided in the following sentence, the Partnership shall have the right to pursue the remedies described in this Section 3.6 and any remedy existing at law or in equity for the collection of the unpaid amount of the Capital Contributions agreed to be made in Sections 3.1 and 3.2 or hereafter agreed to be made in accordance with Section 3.3, including the prosecution of a suit against a defaulting Partner. In the event of a default by a Partner of its obligation to make Capital Contributions with respect to its allocable share hereunder of Hedge Costs, the provisions of subsection (d) below shall be the exclusive remedy of the Partnership and the other Partner.

     (b) In the event that the Limited Partner fails or refuses to make when due its share of Capital Contributions, the General Partner shall be entitled (but shall not be obligated) to make such Capital Contributions to the Partnership which the Limited Partner is obligated to make and the amount so advanced shall be treated as a loan to the Limited Partner and shall bear interest from the date of such advance at a rate equal to the Agreed Rate. The General Partner shall notify the Limited Partner of any such advance and request payment by the Limited Partner of the amount so advanced, together with interest thereon from the date of the advance. If the Limited Partner fails or refuses to pay to the General Partner the amount so advanced, together with interest thereon from the date of the advance, and if such failure or refusal persists for a period of 30 days following notice from the General Partner to the Limited Partner (such occurrence being called herein an "Event of Default"), the General Partner shall be entitled to proceed under this Section 3.6(b). In addition to the rights in
Section 3.6(a), the Limited Partner hereby grants to the Partnership a lien upon and security interest in the Limited Partner's interest in the
Partnership and in or to all assets attributable to and proceeds of and from such interest in the Partnership to secure the payment of contributions required under this Agreement, and authorizes the General Partner, upon the occurrence of an Event of Default, if it elects to proceed under this alternative, to foreclose such lien or security interest in any manner provided for by the laws of the State of Texas for the foreclosure of such lien or security interest (including the exercise of the rights of a secured party under the Texas Uniform Commercial Code). If the General Partner elects this alternative, the Limited Partner shall be liable for all costs and expenses of the General Partner in instituting and prosecuting such suit or foreclosing such lien or security interest, including all reasonable attorneys' fees expended in connection therewith. The Limited Partner hereby agrees that the General Partner may file one or more financing statements with respect to the security interest granted hereby in order to perfect such security interest, and the Limited Partner hereby agrees to execute such financing statements at the request of the General Partner. The Limited Partner further hereby appoints the General Partner as its agent and attorney-in-fact for the purpose of signing and filing any such financing statements, which appointment is coupled with an interest and expressly made irrevocable. In the event of a non-judicial foreclosure, the proceeds of the disposition of the Partnership interest of the Limited Partner shall be applied as follows: (i) first, to the reasonable expenses incurred by the Partnership in collecting such proceeds; and (ii) next, to the satisfaction of the portion of the Limited Partner's contribution then due. The Limited Partner shall be liable for any deficiency, and the General Partner shall account to the Limited Partner for any surplus. Any purchaser of the Limited Partner's interest in the Partnership shall assume the obligations of the Limited Partner under this Agreement and shall succeed to the right of the Limited Partner as to the allocation of profits and losses of, and as to distributions from, the Partnership thereafter. The defaulting Limited Partner hereby grants the General Partner an irrevocable special power of attorney, coupled with an interest, which shall survive the dissolution, bankruptcy, or legal disability of the Limited Partner, to take all actions necessary on its behalf to sell, assign or transfer the Partnership interest of the Limited Partner to such person or persons as shall acquire such Partnership interest as provided in this Section 3.6(b) should an Event of Default be deemed to have occurred with respect to the Limited Partner. In the event that the General Partner elects to foreclose upon the Limited Partner's interest in the Partnership, the Partners agree that 30 days prior notice shall be reasonable notice of any proposed public or private foreclosure sale. Notwithstanding the foregoing, the General Partner shall not foreclose upon the interest of the Limited Partner in the Partnership if the Event of Default giving rise to the exercise of remedies under this Section 3.6 arises out of a bona fide dispute regarding the interpretation or implementation of this Agreement.

     (c) The Partnership may retain any revenues otherwise distributable to the Limited Partner pursuant to this Agreement in an amount equal to the amount the Limited Partner failed or refused to contribute as required pursuant to the terms of this Agreement, together with interest on such past-due amounts at a rate equal to the Agreed Rate. Any amount so withheld shall be deemed, for all purposes of this Agreement, to have been distributed to the Limited Partner and, other than that portion of such amounts representing interest, be deemed to have been recontributed by the Limited Partner to the capital of the Partnership for the purposes for which contributions were initially requested. If any dispute as to whether an Event of Default existed is resolved in favor of the Limited Partner, then the General Partner shall pay to the Partnership for distribution to the Limited Partner an amount equal to any amounts wrongly paid by the Limited Partner to the Partnership which should have instead been paid to the Partnership by the General Partner, or any amounts distributed by the Partnership to the General Partner instead of the Limited Partner, in connection with such Event of Default together with interest thereon at a rate equal to the Agreed Rate, and all costs and expenses of the Limited Partner in resolving such dispute, including all attorneys' fees expended in connection therewith. The General Partner shall give notice of its election of the alternatives listed above to the Limited Partner, and if the General Partner elects the alternative provided under Section 3.6(a) and/or Section 3.6(b), the General Partner shall be free at any time also to proceed under this Section 3.6(c).

     (d) If a Partner (the "Defaulting Partner") fails or refuses to make Capital Contributions to the Partnership hereunder when due to pay its allocable share hereunder of Hedge Costs and the other Partner (the "Contributing Partner") in the Defaulting Partner's stead makes such Capital Contributions to the Partnership, then the terms and provisions of this Section 3.6(d) shall be operative. Specifically, in the instance described above, the Contributing Partner may exercise either of the following options:

     (i) The Contributing Partner may treat the payment by it of the Defaulting Partner's Capital Contributions as a loan to the Defaulting Partner, which loan shall bear interest from the date the payment is made at a rate equal to the Agreed Rate. Further, as between the Contributing Partner and the Defaulting Partner, the terms and provisions of Section 3.6(b) shall be applicable, mutatis mutandis, except that the last sentence of such Section shall be disregarded.

     (ii) The Contributing Partner may treat the payment by it of the Defaulting Partner's Capital Contributions as Capital Contributions from the Contributing Partner, in which case the Contributing Partner shall be entitled to receive all of the distributions that would otherwise be paid to the Defaulting Partner hereunder until that point in time at which the Contributing Partner has received from such distributions an amount equal to 300% of the amount of the Capital Contributions made by the Contributing Partner in the Defaulting Partner's stead; provided, however, that if this option is elected, the
Defaulting   Partner's   share  of  the  Hedge  Costs  paid  with  such  Capital
Contributions, and any deductions or losses relating thereto for state or federal income tax purposes, shall be allocated to the Contributing Partner; and provided further, that the Defaulting Partner's share of Partnership revenues, and any income or gain relating thereto for state or federal income tax purposes, shall be allocated to the Contributing Partner until the revenues so allocated equal the distributions to be made to the Contributing Partner under this paragraph (ii).

     Section 3.7. Interest on and Return of Capital Contributions.

     (a) No interest shall accrue on any contributions to the capital of the Partnership; however, all interest which accrues on Partnership funds shall be allocated and credited to the Partners in accordance with Section 4.2.

     (b) No Partner shall have the right to withdraw or be repaid any capital contributed by such Partner except (a) as provided in Sections 10.2 and 10.3 or
(b) in the instance when the Partnership receives a return of cash funds under the Purchase Agreement due to an adjustment to the Purchase Price (in which event the General Partner shall cause the Partnership to refund immediately to the Partners their respective allocable share of such cash funds).

                                   ARTICLE IV

                          Allocations and Distributions

     Section  4.1.  Allocation  of Profits  and  Losses.  Except as  provided in
Section 4.2, each item of profit and loss of the Partnership, and all related items of income, gain, loss, deduction and credit for income tax purposes, shall be allocated for each fiscal year of the Partnership to the General Partner in accordance with its GP Sharing Percentage, and to the Limited Partner in
accordance with its LP Sharing Percentage; provided, however, that all Catastrophe Costs and any deductions or losses relating thereto shall be allocated to the General Partner. The General Partner shall make the foregoing allocations as of the last day of each fiscal year, taking into account whether and when the end of the Phase I Period has occurred.

     Section 4.2. Special Allocations.

     (a) Cost and percentage depletion deductions and the gain or loss on the sale or other disposition of property the production from which is subject to depletion (herein sometimes called "Depletable Property") shall be computed separately by the Partners rather than the Partnership. For purposes of Section 613A(c)(7)(D) of the Internal Revenue Code, the Partnership's adjusted basis in each Depletable Property shall be allocated to the General Partner in accordance with its GP Sharing Percentage and to the Limited Partner in accordance with its LP Sharing Percentage at the time of the acquisition of the Depletable Property, and the amount realized on the sale or other disposition of each Depletable Property shall be allocated first to the Partners in proportion to each Partner's respective share of the Simulated Basis in the Depletable Property sold, and then in such amounts as to cause, as nearly as possible, the total amount realized from such sale or disposition allocated to the Partners to be in proportion to the amounts they are entitled to receive under Section 4.3.

     (b) All recapture of income tax deductions resulting from the sale or other disposition of Partnership property shall, to the maximum extent possible, be allocated to the Partner to whom the deduction that gave rise to such recapture was allocated hereunder to the extent that such Partner is allocated any gain from the sale or other disposition of such property.

     (c) Notwithstanding any of the foregoing provisions of this Article IV to the contrary: ----------

     (i) If during any fiscal year of the Partnership there is a net increase in Minimum Gain attributable to a Partner Nonrecourse Debt that gives rise to Partner Nonrecourse Deductions, each Partner bearing the economic risk of loss for such Partner Nonrecourse Debt shall be allocated items of Partnership deductions and losses for such year (consisting first of cost recovery or depreciation deductions with respect to property that is subject to such Partner Nonrecourse Debt and then, if necessary, a pro rata portion of the Partnership's other items of deductions and losses, with any remainder being treated as an increase in Minimum Gain attributable to Partner Nonrecourse Debt in the subsequent year) equal to such Partner's share of Partner Nonrecourse Deductions, as determined in accordance with applicable Treasury Regulations.

     (ii) If for any fiscal year of the Partnership there is a net decrease in Minimum Gain attributable to Partnership Nonrecourse Liabilities, each Partner shall be allocated items of Partnership income and gain for such year (consisting first of gain recognized, including Simulated Gain, from the disposition of Partnership property subject to one or more Partnership
Nonrecourse Liabilities and then, if necessary, a pro rata portion of the Partnership's other items of income and gain, and if necessary, for subsequent years) equal to such Partner's share of such net decrease (except to the extent such Partner's share of such net decrease is caused by a change in debt structure with such Partner commencing to bear the economic risk of loss as to all or part of any Partnership Nonrecourse Liability or by such Partner contributing capital to the Partnership that the Partnership uses to repay a Partnership Nonrecourse Liability), as determined in accordance with applicable Treasury Regulations.

     (iii) If for any fiscal year of the Partnership there is a net decrease in Minimum Gain attributable to a Partner Nonrecourse Debt, each Partner shall be allocated items of Partnership income and gain for such year (consisting first of gain recognized, including Simulated Gain, from the disposition of
Partnership property subject to Partner Nonrecourse Debt, and then, if necessary, a pro rata portion of the Partnership's other items of income and gain, and if necessary, for subsequent years) equal to such Partner's share of such net decrease (except to the extent such Partner's share of such net decrease is caused by a change in debt structure or by the Partnership's use of capital contributed by such Partner to repay Partner Nonrecourse Debt) as determined in accordance with applicable Treasury Regulations.

     (d) The General Partner shall use all reasonable efforts to prevent any allocation or distribution from causing a negative balance in the Limited Partner's Adjusted Capital Account. Consistent therewith, and notwithstanding any of the foregoing provisions of this Section 4.2 to the contrary, if for any fiscal year of the Partnership the allocation of any loss or deduction (net of any income or gain) to any Partner would cause or increase a negative balance in such Partner's Adjusted Capital Account as of the end of such fiscal year (the "Deficit Partner") after taking into account the provisions of subsection (c) of this Section 4.2, only the amount of such loss or deduction that reduces the balance to zero shall be allocated to such Deficit Partner and the remaining loss or deduction shall be allocated to the Partner whose Adjusted Capital Account has a positive balance remaining at such time (the "Positive Partner"). After any such allocation, any Partnership income or gain (including Simulated Gain) that would otherwise be allocated to the Deficit Partner shall be allocated instead to the Positive Partner up to an amount equal to the Partnership loss or deduction allocated to the Positive Partner under the preceding sentence; provided, however, that no allocation of income or gain realized shall be made under this sentence if the effect of such allocation would be to cause the Adjusted Capital Account of the Deficit Partner to be less than zero. If, after taking into account the allocation in the first sentence of this Section 4.2(d), the Adjusted Capital Account balance of the Deficit Partner remains less than zero at the end of a fiscal year, a pro rata portion of each item of Partnership income or gain (including Simulated Gain) otherwise allocable to the Positive Partners for such fiscal year (or if there is no such income or gain allocable to the Positive Partners for such fiscal year, all such income or gain (including Simulated Gain) so allocable in the succeeding fiscal year or years) shall be allocated to the Deficit Partner in an amount necessary to cause its Adjusted Capital Account balance to equal zero; provided, that no allocation under this sentence shall have the effect of causing the Positive Partner's Adjusted Capital Account to be less than zero. After any such allocation, any Partnership gain (including Simulated Gain) resulting from the sale or other disposition of Partnership property that would otherwise be allocated to the Deficit Partner for any fiscal year shall be allocated instead to the Positive Partner until the amount of gain so allocated equals the amount of gain
(including Simulated Gain) previously allocated to such Deficit Partner under the preceding sentence of this Section 4.2(d); provided, however, that no allocation of gain (including Simulated Gain) shall be made under this sentence if the effect of such allocation would be to cause the Adjusted Capital Account of a Deficit Partner to be less than zero.

     Section 4.3. Distributions.

     (a) Within five days after the end of each month, the General Partner shall cause the Partnership to make a distribution (i) to the Limited Partner of its LP Monthly Cash Distribution for such month and (ii) to the General Partner of its GP Monthly Cash Distribution for such month.

     (b) Notwithstanding the foregoing or any other provision contained in this Agreement, (i) unless the Limited Partner otherwise consents in writing or defaults in the payment of any Capital Contributions previously agreed to be made by it, the General Partner shall not be entitled to cause the Partnership to retain any of the Limited Partner's share of Partnership revenues for the purpose of paying (directly or indirectly) any Acquisition Costs, Capital Costs, Hedge Costs or Organization and Third Party Acquisition Costs, or (ii) the Partnership may retain such insurance proceeds and other amounts as the General Partner shall reasonably determine are necessary to pay Partnership liabilities and expenses upon the occurrence of an accident (e.g., a blowout), catastrophe or similar event (and, in connection therewith, to restore, preserve or protect Partnership property) or to comply with all applicable environmental laws, ordinances, rules and regulations.

     (c) Payment of all distributions made by the Partnership to the Limited Partner shall be made by wire transfer of immediately available funds in accordance with such written instructions to the General Partner as may be provided by the Limited Partner from time to time.

     (d) Nothing contained in this Section 4.3 shall relieve the General Partner from its obligation to bear 100% of Catastrophe Costs pursuant to Section 4.1(a), and any Catastrophe Costs shall be charged against and reduce the GP Monthly Cash Distribution only and shall have no impact on the LP Monthly Cash Distribution.

     (e) All distributions in liquidation of a Partner's interest in the Partnership shall be made in accordance with Section 10.3.


                                    ARTICLE V

                              Partnership Property

     Section 5.1. Title to Partnership Property. All property owned by the Partnership, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such property. The Partnership shall hold all of its assets in the name of the Partnership unless under the law of some jurisdiction in which the Partnership owns assets such assets must be held in another name. In such a case, such assets in such jurisdiction shall be held under such other name or names (except the name of the General Partner, any Affiliate of the General Partner or the name of the Limited Partner) as the General Partner shall determine to be necessary so long as it does not affect adversely the limited liability of the Limited Partner hereunder or jeopardize in any manner the title to or ownership of any Partnership Leases or other assets. The General Partner shall promptly take all such action as it shall deem necessary or appropriate, or as may be required by law, to perfect and preserve the ownership interest of the Partnership in all Leases, and (if requested by the Limited Partner) upon recordation of title to a Lease shall promptly supply the Limited Partner with a copy of such recorded title. In the event the Partnership acquires assets in a jurisdiction which prohibits the Partnership from holding such assets in the name of the Partnership and such assets are held in another name, the General Partner shall obtain an opinion of reputable counsel in such jurisdiction addressed to the Limited Partner and satisfactory in all respects to the Limited Partner that the Partnership has taken all action necessary and appropriate, or required by law, to perfect and preserve the ownership interest of the Partnership in all such assets.

     Section 5.2. Acquisition of the Assets. Contemporaneously with the execution and delivery of this Agreement by the Partners, the General Partner is hereby authorized to, and shall, (a) execute and deliver on behalf of the Partnership that certain Purchase and Sale Agreement dated as of even date herewith (the "Purchase Agreement") by and between the Partnership, as buyer, and Magnum Hunter Production, Inc., as seller, and (b) cause the Partnership to consummate the acquisition of the Assets pursuant thereto.

     Section 5.3. Additional Acquisitions.

     (a) During the 180-day period commencing on the date hereof, the General Partner and its Affiliates shall be permitted to acquire for their own separate account an additional 10% working interest in any of the Leases comprising the Walker Creek Unit.

     (b) Except to the extent otherwise provided in subsection (a) above, if, during the term of this Agreement, the General Partner or an Affiliate thereof acquires (or proposes to acquire) a Lease or Leases within the Area of Mutual Interest (in this Section called the "Subject Leases"), the terms and provisions of this Section 5.3(b) shall be operative. Specifically, upon the acquisition (or proposed acquisition) under the circumstances described above, the General Partner shall notify the Limited Partner, which notice shall (i) specify the interest the General Partner or its Affiliates have acquired (or propose to acquire) in the Subject Leases, (ii) specify the purchase price (or proposed purchase price), (iii) describe the development and/or Enhanced Recovery Operations, if any, the General Partner reasonably anticipates will be engaged in on the Subject Leases and the estimated costs associated therewith, (iv) include a summary of the pertinent geological and geophysical data relating to the Subject Leases or proposed development/Enhanced Recovery Operations, (v) include financial projections relating to the Subject Leases and any internally or externally prepared related engineering or reserve reports, (vi) describe the nature and extent of planned title examination and property related due diligence (including, without limitation, environmental due diligence) and (vii) such other information as the General Partner deems material. Thereafter, the General Partner shall promptly furnish to the Limited Partner any additional information concerning the Subject Leases or the proposed development/Enhanced Recovery Operations as the Limited Partner may reasonably request (including, without limitation, the reports of consultants and outside engineers). Subject to the Limited Partner agreeing to make additional Capital Contributions to the Partnership with respect to the Subject Leases pursuant to Section 3.3, the Partnership shall acquire the Applicable Percentage (as defined in subsection
(c) below) of the interest of the General Partner and its Affiliates in such Subject Leases (or, if applicable, which the General Partner or its Affiliates propose to acquire therein). Prior to the acquisition by the Partnership of the Subject Leases, the General Partner shall notify the Limited Partner of any material change in the nature and extent of the title examination and property related due diligence plan and the reason therefor and of any fact discovered in due diligence that materially adversely affects the economics or risks associated with the Subject Leases; provided that no such notice need be given to the Limited Partner if the Limited Partner has elected not to make additional Capital Contributions with respect thereto. The Limited Partner may withdraw its election to make additional Capital Contributions with respect to the proposed acquisition and related activity, at any time prior to the Partnership committing to acquire the Subject Leases, by so notifying the General Partner in writing if (A) there is discovered during due diligence a fact or facts not presented to the Limited Partner in the initial evaluation of the proposed acquisition that materially adversely affects the economics or risks associated with the Subject Leases to be acquired and such material adverse effect cannot be remedied to the reasonable satisfaction of the Limited Partner prior to the acquisition by the Partnership or (B) more than three months have passed since the Limited Partner notified the General Partner of such Limited Partner's election to make Capital Contributions with respect to such acquisition and related activity. The interest in each Lease assigned by the General Partner and each Affiliate thereof to the Partnership pursuant to this Section 5.3 shall be assigned, conveyed and transferred without warranty of title, either express or implied, except as to all persons claiming or to claim the same or any part thereof by, through and under the General Partner or such Affiliate but not otherwise and with a further warranty that the General Partner or such Affiliate has not placed any lien, encumbrance, burden or other restriction on such Lease or, if the General Partner or such Affiliate has previously placed a lien, encumbrance, burden or other restriction on such Lease, that such lien, encumbrance, burden or other restriction is being concurrently released or has been released. In connection with any acquisition of Leases by the Partnership pursuant to this Section 5.3, the General Partner or an Affiliate thereof shall not retain from or otherwise burden the interest in any Lease assigned to the Partnership with any overriding royalty, net profits interest, carried interest, reversionary interest, production payment or other burden in favor of itself, its officers, directors and employees or any other person, except in connection with an acquisition by the General Partner or such Affiliate pursuant to a transaction where an unrelated third party transferring the Lease retains such an interest or burden with respect to all of the Lease acquired by the General Partner or Affiliate. With respect to each Lease acquired by the Partnership pursuant to this Section 5.3, such acquisition shall include all rights to all horizons under such Lease which were available for purchase and considered appropriate for acquisition by the Partnership. Under no circumstances shall the General Partner or any Affiliate of either thereof acquire rights to any separate horizon within or under a Lease in which the Partnership has an interest without first offering such rights to the Partnership under this Section 5.3.

     (c) As used in subsection (b) above, the term "Applicable Percentage" shall mean (i) when used with reference to an acquisition under subsection (b) of an interest in the Walker Creek Unit, 50%, and (ii) when used with reference to an acquisition under subsection (b) other than as provided in clause (i) above, a percentage computed by reference to the Partnership's pro rata portion of the then existing aggregate interest held by the Partnership and the General Partner (or an Affiliate of the General Partner) in the Subject Leases or the field or other applicable portion or area of the Area of Mutual Interest in which the Subject Leases are located.

     Section 5.4. Lease Sales.

     (a) Except as provided in this Section 5.4, in Section 6.2(d) and elsewhere herein, the General Partner may sell, farm-out, abandon or otherwise dispose of any Partnership Lease, on such terms as the General Partner deems reasonable and in the best interests of the Partnership and the Limited Partner.

     (b) Except as expressly permitted in Section 10.3, neither the General Partner or any of its Affiliates nor any of their employees shall acquire, directly or indirectly, any Lease (or any interest therein) from the Partnership unless the Limited Partner has previously approved in writing such acquisition.

     Section 5.5. Sales of Production. The General Partner shall have the right to cause the Partnership to sell any oil or gas produced by or for the account of the Partnership, including but not limited to crude oil, condensate, natural gas liquids and natural gas (including casinghead gas) which may be produced from or allocated to the Assets or any additional Leases acquired pursuant to the terms hereof, to such purchaser and on such terms and conditions as the General Partner shall determine to be in the best interest of the
Partnership; provided, however, that all such sales shall be upon terms and conditions which are the best terms and conditions available as determined in good faith by the General Partner taking into account all relevant circumstances, including but not limited to, price, quality of production, access to markets, minimum purchase guarantees, identity of purchaser, and length of commitment and, in any event, on terms no less favorable to the Partnership than the General Partner or any Affiliate thereof has recently obtained or is obtaining for arm's length sales, exchanges or dispositions of the General Partner's or such Affiliate's production of similar quantity and quality in the same geographic area where the Partnership's production is located.

     Section 5.6. Operations on Partnership Assets. The General Partner or an Affiliate, shall act as operator in connection with operations on each Partnership Lease unless (a) another person is currently serving as operator under an agreement to which a Lease is subject or (b) any third party or third parties (not Affiliates of the General Partner) jointly owning such Lease and with a controlling interest will not otherwise agree. As to those Partnership Leases with respect to which the General Partner is not the operator, the General Partner shall take such actions and exercise such rights and remedies which are reasonably available to it to cause the actual operator to properly develop, maintain and operate such Leases. In the event the Partnership and any third party jointly own any Lease and operations thereon are conducted pursuant to an operating agreement, (i) if the third party is designated as operator thereunder, the Partnership shall pay the costs and expenses charged to it thereunder and (ii) if the General Partner or any of its Affiliates is designated as operator, the General Partner or such Affiliate shall receive for its account from the third party such third party's share of all compensation and reimbursement provided to the operator thereunder; provided, however, that the charges to the Partnership by the General Partner or any of its Affiliates when acting as the designated operator (regardless of whether there is an operating agreement or regardless of whether or not a third party is also a party thereto) shall not exceed those set forth in or permitted by this Agreement or the "Accounting Procedure" (as herein called) attached hereto as
Exhibit 5.6. In no event shall the terms of any operating or similar agreement under which the General Partner or an Affiliate is designated as operator vary or effect this Agreement or the Accounting Procedure or the duties and obligations of the General Partner hereunder (and in the event of a conflict the terms and provisions of this Agreement shall prevail). The General Partner, or any Affiliate, shall not substitute another party as operator or assign its obligations as operator with respect to any Partnership Lease where it acts as operator, unless the Limited Partner requests in the event the General Partner is removed as such pursuant to Section 9.4 or the Limited Partner dissolves the Partnership pursuant to any of subsections (c), (e), (f), (g) or (i) of Section
10.1 (and the General Partner agrees to use its reasonable best efforts to cause the person designated by the Limited Partner to be the successor operator).

     Section 5.7. Hedge Arrangement. The General Partner covenants and agrees that, at the request of the Limited Partner, the General Partner will cause the Partnership to hedge up to 85% of (a) the Partnership's proved producing gas reserves attributable to the Assets for not less than 60 months and (b) oil reserves attributable to the Assets for the period of not less than 24 months, on such terms and conditions as are satisfactory to the Limited Partner. The General Partner covenants and agrees that, at the request of the Limited Partner, it will execute on behalf of the Partnership such additional Hedging Transactions of the Partnership's proved producing reserves attributable to the Assets and any additional Leases acquired pursuant to the terms hereof on such terms and conditions as are satisfactory to the Limited Partner. Any Hedging Transaction contemplated hereunder shall be a "hedging transaction" as described in Treasury Regulation ss.1.1221-2 to reduce the risk of price changes for oil and gas produced by the Partnership in volumes equal to the notional amounts provided in the documents evidencing such Hedging Transaction. At the time of the execution and delivery by the Partnership of the documents evidencing a Hedging Transaction, the General Partner shall take such additional steps as may be necessary to identify the Hedging Transaction in the books and records of the Partnership as a "hedging transaction" in the manner and at the time prescribed by Treasury Regulation ss.1.1221- 2(e).

     Section 5.8. Production. Throughout the term of the Partnership, the General Partner shall instruct any operator of any Partnership Lease to produce on behalf of the Partnership not less than the Partnership's entire working interest in the production attributable to such Lease; provided, however, the General Partner shall not be so obligated (a) in circumstances when it is necessary to restrict production on such Lease for the purpose of performing general maintenance and workover activities thereon in connection with maintaining production; (b) if the Partnership is precluded from so doing by any applicable state, local or federal law, order or regulation; (c) if the Production Sales Proceeds attributable to such Lease are inadequate to cover Lease Operating and Production Expenses attributable thereto; or (d) if the General Partner gives notice to the Limited Partner that due to a cause or causes beyond the reasonable control of the General Partner, including, for purposes of illustration, an act of God, strike, act of public enemy, war, blockade, public riot, lightening, fire, violent storm, flood, explosion or governmental restraint, it is unable to do so.

     Section 5.9. Environmental, Health and Safety Program. The General Partner, at the cost and expense of the Partnership, shall implement, and maintain a formal, comprehensive written environmental health and safety (in this Section, "EH&S") program (in this Section, the "EH&S Program"), including regular review and evaluations, aimed at ensuring that the Partnership's operations on the Assets or any additional Leases acquired pursuant to the terms hereof are conducted in compliance with all applicable Environmental Laws. At a minimum, the EH&S Program shall include: (i) identification of environmental concerns associated with any environmental regulations applicable to the Partnership's operations; (ii) adoption and implementation of an environmental management system to assess and control the environmental impacts of the Partnership's operations; and (iii) implementation of periodic EH&S audits conducted either internally or by independent consultants with documented corrective action responding to such audits. The EH&S Program shall involve senior management of the General Partner, include a formal written corporate environmental policy, and identify by name or position the person with overall responsibility for EH&S compliance, as well as those person(s) who are responsible for specific EH&S areas.

                                   ARTICLE VI

                                   Management

     Section 6.1. Power and Authority of General Partner.  Except as provided in
Section 6.2 and elsewhere in this Agreement and except as otherwise provided by applicable law, the General Partner shall have full and exclusive power and authority on behalf of the Partnership to manage, control, administer and operate the properties, business and affairs of the Partnership in accordance with this Agreement and to do or cause to be done any and all acts deemed by the General Partner to be necessary or appropriate thereto.

     Section 6.2. Certain Restrictions on General Partner's Power and Authority. Notwithstanding any other provisions of this Agreement to the contrary, the General Partner shall not have the power or authority to, and shall not, do, perform or authorize any of the following without the prior written consent of the Limited Partner:

     (a) To borrow any money in the name or on behalf of the Partnership, or otherwise draw, make, execute and issue promissory notes and other negotiable or non-negotiable instruments and evidences of indebtedness, except that the General Partner may borrow money in the name and on behalf of the Partnership in such amounts as the General Partner shall reasonably determine are necessary to preserve and protect Partnership property upon the occurrence of an accident (e.g., a blowout), catastrophe or similar event or to comply with all applicable Environmental Laws, ordinances, rules and regulations;

     (b) To mortgage, pledge, assign in trust or otherwise encumber any Partnership property, or to assign any monies owing or to be owing to the Partnership, except to secure the payment of any borrowing permitted in Section 6.2(a) and except for customary liens contained in or arising under any operating agreements, construction contracts and similar agreements executed by or binding on the Partnership with respect to amounts not yet due or not yet delinquent (or, if delinquent, that are being contested by the General Partner in good faith) or except for statutory liens for amounts not yet due or not yet delinquent (or, if delinquent, that are being contested by the General Partner in good faith), provided that in no event shall the General Partner mortgage, pledge, assign in trust or otherwise encumber the Partnership's right to receive Capital Contributions from the Limited Partner;

     (c) To guarantee in the name or on behalf of the Partnership the payment of money or the performance of any contract or other obligation of any person except for responsibilities customarily assumed under operating agreements considered standard in the industry;

     (d) To sell, assign, farm-out, abandon or otherwise dispose of any Partnership Lease except (i) where the Lease disposed of consists solely of horizons or depths which do not have attributable to them any proved reserves,
(ii) as provided in Sections 3.3(d)(2) and 3.3(d)(3), (iii) with respect to any given calendar year, for sales or other dispositions by the Partnership during such year up to (but not to exceed) an aggregate (non-cumulative) amount equal to $10,000 in proceeds received by the Partnership or (iv) for such Leases or interests therein or other assets as the General Partner shall reasonably determine to be necessary to raise funds to pay Partnership liabilities and expenses (other than Catastrophe Costs) upon the occurrence of an accident, catastrophe or similar event (and, in connection therewith, to restore, preserve and protect Partnership property) or to comply with all applicable environmental or other laws, ordinances, rules and regulations;

     (e) To make any advance payments of compensation or other consideration to the General Partner or any of its Affiliates;

     (f) To bind or obligate the Partnership with respect to any matter outside the scope of the Partnership business;

     (g) To merge or consolidate the Partnership with any partnership or other person or entity, convert the Partnership to a general partnership or other entity or agree to an exchange of interests with any other person;

     (h) To use the Partnership name, credit or property for other than Partnership purposes;

     (i) To loan any Partnership funds to the General Partner or any of its Affiliates;

     (j) To enter into a Hedging Transaction, except as provided in Section 5.7, and to amend or terminate any agreements or other document evidencing a Hedging Transaction or waive any rights of the Partnership thereunder;

     (k) To acquire any Lease in violation of the terms of this Agreement;

     (l) To alter, supplement, modify or amend the Purchase Agreement or any other document or instrument executed in connection therewith in any material respect, waive any of the General Partners' or the Partnership's rights or any of Seller's duties and obligations thereunder in any material respect, or make any material election, determination or agreement thereunder;

     (m) To compromise or settle any lawsuit, administrative matter or other dispute where the amount the Partnership may recover or might be obligated to pay, as applicable, is in excess of $25,000;

     (n) To enter into any contract or agreement with the General Partner or any Affiliate thereof for the rendering of services or the sale or lease of supplies (except that the foregoing shall not preclude (i) the General Partner or an Affiliate (including Gruy Petroleum Management Company) from serving as operator in accordance with Section 5.6 or (ii) the Partnership contracting with Hunter Gathering, Inc., an Affiliate of the General Partner, for the gathering, transporting, processing and marketing of Partnership production, provided that any charges to the Partnership by such Affiliate for such services shall be no less favorable to the Partnership than those available from unrelated third parties in the area engaged in the business of rendering comparable services and shall in no event exceed the charges currently being assessed by such Affiliate as of the date hereof with respect to such production); or

     (o) Except as expressly provided herein, to take any action with respect to the assets or property of the Partnership which benefits the General Partner or any of its Affiliates to the detriment of the Limited Partner or the Partnership, including, among other things, utilization of funds of the Partnership as compensating balances for its own benefit.

     Section 6.3. Duties and Services of General Partner.

     (a) The General Partner shall comply in all respects with the terms of this Agreement and shall use its best efforts (i) to cause its Affiliates to comply with the terms of this Agreement and (ii) in the conduct of the business and operations of the Partnership to cause the Partnership (A) to comply in all material respects with the terms and provisions of all agreements to which the Partnership is a party or to which its properties are subject, (B) to comply in all material respects with all applicable laws, ordinances or governmental rules and regulations to which the Partnership is subject (including all applicable Environmental Laws) and (C) to obtain and maintain all licenses, permits, franchises and other governmental authorizations necessary with respect to the ownership of Partnership properties and the conduct of Partnership business and operations.

     (b) With respect to the maintenance, exploration, development and operation of the Assets and any additional Leases acquired pursuant to the terms hereof, the General Partner shall have the standard of care of a reasonably prudent and diligent operator. With respect to the Limited Partner and its interests in the Partnership, the General Partner shall have the duties set forth in Section 4.04 of the Texas Revised Partnership Act and shall discharge such as provided in
Section 4.04(d) of the Texas Revised Partnership Act, provided that (i) the General Partner shall at all times act with integrity and in good faith and utilize its reasonable best efforts in all activities relating to the conduct of the business of the Partnership and in resolving conflicts of interest; (ii) during the existence of the Partnership, the General Partner shall devote such time and effort to the Partnership business and operations as shall be necessary to promote fully the interests of the Partnership and the mutual best interests of the Partners; however, and subject to the foregoing and the other express provisions of this Agreement, it is specifically understood and agreed that the General Partner shall not be required to devote full time to Partnership business; and (iii) subject to the other express provisions of this Agreement, the Limited Partner acknowledges that the General Partner currently engages in and possesses, and agrees that the General Partner may continue to engage in and possess, interests in other business ventures of any and every type and description, independently or with others, including the ownership, acquisition, exploration, development, operation and management of oil and gas properties, oil and gas drilling programs and partnerships similar to this Partnership, and neither the Partnership nor the Limited Partner shall by virtue of this Agreement have any right, title or interest in or to such independent ventures. With respect to the maintenance and safekeeping of Partnership funds, the General Partner shall owe the Partnership and the Limited Partner a fiduciary duty.

     (c) The General Partner covenants and agrees that it will at all times retain and have available to it and the Partnership a professional staff and outside consultants which together will be reasonably adequate in size, experience and competency to discharge properly the duties and functions of the General Partner hereunder and under any applicable operating and other agreements, including, engineers, geologists and other technical personnel, attorneys, accountants and secretarial and clerical personnel.

     Section 6.4. Liability of General Partner. The General Partner shall not be liable, responsible or accountable in damages or otherwise to the Partnership or the Limited Partner for, and (subject to Section 6.5) the Partnership shall indemnify and save harmless the General Partner from any costs, expenses, losses or damages (including attorneys' fees and expenses, court costs, judgments and amounts paid in settlement) incurred by reason of its being General Partner, provided it has acted in good faith on behalf of the Partnership and the Limited Partner and in a manner reasonably believed by it to be within the scope of the authority granted to it by this Agreement and in the best interests of the Partnership, and provided further that (i) the General Partner was not guilty of a breach of this Agreement, gross negligence, willful or wanton misconduct or, if applicable, breach of a fiduciary duty owed by the General Partner with respect to such acts or omissions, and (ii) the satisfaction of any indemnification and any saving harmless shall be from and limited to Partnership assets (which shall be converted to cash to the extent necessary in a manner appropriate to protect the interests of all Partners) and not from any Capital Contributions to be made by the Limited Partner hereunder, and the Limited Partner shall not have any personal liability on account thereof.

     Section 6.5. Limitations on Indemnification. The rights of the General Partner under Section 6.4 with respect to indemnification from the Partnership shall be subject to the provisions of Article 11 of the Act. Any indemnification under Section 6.4 shall be made by the Partnership only as permitted herein and, unless the General Partner was wholly successful on the merits, only upon a determination by a court upon the request of the General Partner or by independent legal counsel selected by the General Partner and satisfactory to the Limited Partner in a written opinion that indemnification of the General Partner is permitted (a) under the circumstances because it has met the applicable standard of conduct set forth in Section 6.4 and (b) pursuant to
Article 11 of the Act.

     Section 6.6. Costs, Expenses and Reimbursement.

     (a) Subject to the other express provisions of this Agreement, all direct, third-party out of pocket costs and expenses reasonably incurred in the Partnership's business shall be paid from Partnership funds, including costs of obtaining audits of the Partnership's books and records (including the fees and expenses of the Partnership's independent public accountants), the fees and expenses attributable to the preparation of the Partnership's tax returns and reports, the fees and expenses of the independent petroleum engineer referenced in Section 8.2(f), outside legal costs, general taxes, fees, costs and expenses in connection with the winding up and termination of the Partnership's business and affairs, and other direct, third-party out of pocket costs and expenses of the Partnership.

     (b) Commencing on the Delivery Date and subject to the last sentence of this subsection (b), the Partnership shall pay, and the General Partner shall be entitled to receive, a monthly fee (the "Management Fee") in an amount equal to the lesser of (i) 1% of Net Operating Income (as defined below) for such month or (ii) $8,000; provided, that the General Partner shall not be paid the Management Fee for any month (or portion thereof) in which the Partnership's right to receive revenues has been assigned to a trustee pursuant to Section 6.11, if the General Partner withdraws from the Partnership or if the General Partner has been removed as provided herein; provided further, that the General Partner shall not be paid the Management Fee for any month (or portion thereof) during which the business and affairs of the Partnership are being wound up for liquidation purposes pursuant to Section 10.3, if the General Partner is not acting as liquidator hereunder. With respect to the month during which the Delivery Date occurs and the last month during which the Management Fee is payable hereunder if the obligation to pay such fee terminates prior to the last day of such month, the monthly Management Fee shall be prorated based on the number of days during such month in which the General Partner is entitled to receive the Management Fee divided by the total number of days in such month. As used in this subsection (b), the term "Net Operating Income" shall mean, with respect to a given month, (i) the gross proceeds for such month received by the Partnership and attributable to any Hedging Transaction plus (ii) the gross proceeds for such month received by the Partnership from the sale of hydrocarbons (other than in connection with any Hedging Transaction) produced from or otherwise attributable to the Assets and any additional Leases acquired pursuant to the terms hereof less (iii) any Hedging Costs for such month less
(iv) Lease Operating and Production Costs for such month less (v) direct, third-party out of pocket costs and expenses reasonably incurred in connection with the administration of the Partnership for such month, including the costs referenced in Section 6.6(a). Notwithstanding the foregoing, if at the end of any calendar year during the term of the Partnership (or portion of such calendar year if the Partnership is in existence for less than the full calendar year), X is less than Y (with "X" being equal to the aggregate Management Fees actually paid to the General Partner for such calendar year (or portion thereof), and "Y" being equal to the lesser of (A) 1% of aggregate Net Operating Income for such calendar year (or portion thereof) or (B) $96,000 (or a pro rata portion thereof if less than a full calendar year)), then the General Partner shall be entitled to receive, and the Partnership shall pay to the General Partner, a cash amount equal to the difference between X and Y.

     (c) Except as provided in this Section and in Sections 5.6 and 6.7, the General Partner and its Affiliates shall not be paid any fee, compensation or reimbursement or be entitled to or charge the Partnership for or on account of their services, services of their officers, employees or consultants, fees or compensation of those geologists, geophysicists and engineers who are employed by them or otherwise retained by them, office expense, overhead or any other general or administrative costs or expense.

     Section 6.7. Organization and Third Party Acquisition Costs. The Partnership from time to time shall pay directly, or shall reimburse the General Partner and the Limited Partner for any payment by them of, the following fees, costs and expenses incurred in connection with the initial organization of the Partnership and the acquisition of the Assets ("Organization and Third Party Acquisition Costs"): (a) all reasonable fees and expenses incurred by them (including fees for outside legal services) in connection with the preparation and filing of all certificates, opinions and documents required pursuant to Sections 1.2 and 1.6; (b) the fees, costs and expenses of the outside consultants retained by the Limited Partner in connection with its proposed investment in the Partnership; (c) all reasonable fees, costs and expenses of legal counsel to the Limited Partner in connection with (i) the negotiation, preparation and execution (or review, as applicable) of this Agreement, the Purchase Agreement and all related documents, (ii) a due diligence review of the Assets and (iii) the closing of the transactions contemplated under the Purchase Agreement; and (d) all reasonable fees and expenses of legal counsel to the Limited Partner in connection with the Limited Partner's consideration of any waiver of its rights under this Agreement or any proposed amendment or supplement to this Agreement.

     Section 6.8. Insurance. The General Partner shall cause the Partnership to obtain (and maintain during the entire term of the Partnership), or the General Partner shall carry for the benefit of the Partnership, insurance coverage in such amounts, with provisions for such deductible amounts and for such purposes as the General Partner and the Limited Partner have agreed upon below and thereafter shall agree upon in writing on or about July 1 of each year or such other time as shall be mutually agreed upon by the Partners. Where appropriate, the General Partner may include the Partnership or the Limited Partner as additional insureds on any policies otherwise carried by the General Partner and the costs thereof shall be allocated to the Partnership on a basis mutually agreed upon in writing by the General Partner and the Limited Partner from time to time. The Partners hereby agree that the General Partner shall initially carry for the benefit of the Partnership insurance coverage in the amounts, with provisions for such deductible amounts and for the purposes, specified in
Exhibit 6.8. Thereafter, the Partners shall review and agree upon the Partnership's insurance coverage as provided above.

     Section 6.9. Tax Elections.

     (a) The General Partner shall make the following elections on behalf of the
Partnership:

     (i) To elect, in accordance with Section 263(c) of the Internal Revenue Code and applicable regulations and comparable state law provisions, to deduct as an expense all intangible drilling and development costs with respect to productive and non-productive wells and the preparation of wells for the production of oil or gas;

     (ii) To elect the calendar year as the Partnership's fiscal year if permitted by applicable law;

     (iii) To elect the accrual method of accounting;

     (iv) If requested by the Limited Partner, to elect, in accordance with Sections 734, 743 and 754 of the Internal Revenue Code and applicable regulations and comparable state law provisions, to adjust basis in the event any Partnership interest is transferred in accordance with this Agreement or any Partnership property is distributed to any Partner;

     (v) To elect to treat all organizational and start-up costs of the Partnership as deferred expenses amortizable over 60 months under Sections 195 and 709 of the Internal Revenue Code; and

     (vi) To elect with respect to such other federal, state and local tax matters as the General Partner and the Limited Partner shall agree upon from time to time.

     (b) No Partner shall elect or cause the Partnership to elect to be treated as an association taxable as a corporation.

     (c) The General Partner agrees to use its best efforts to cause any tax partnership which governs any of the Assets or any Additional Leases acquired pursuant to the terms hereof to make an election under Section 754 of the Internal Revenue Code if such election would be beneficial to the Partnership.

     Section 6.10. Tax Returns. The General Partner shall prepare and timely file all federal, state and local income and other tax returns and reports as may be required as a result of the business of the Partnership. Not less than 30 days prior to the date (as extended) on which the Partnership intends to file its federal income tax return or any state income tax return, the return proposed to be filed by the General Partner shall be furnished to the Limited Partner for review and comments. In addition, not more than 10 days after the date on which the Partnership actually files its federal income tax return or any state income tax return, a copy of the return so filed by the General Partner shall be furnished to the Limited Partner. The General Partner shall be designated the tax matters partner under Section 6231 of the Internal Revenue Code and shall promptly notify the Limited Partner if any tax return or report of the Partnership is audited or if any adjustments are proposed by any governmental body. In addition, the General Partner shall promptly furnish to the Limited Partner all notices concerning administrative or judicial proceedings relating to federal income tax matters as required under the Internal Revenue Code. During the pendency of any such administrative or judicial proceeding, the General Partner shall furnish to the Limited Partner periodic reports, not less often than monthly, concerning the status of any such proceeding. Without the consent of the Limited Partner, the General Partner shall not extend the statute of limitations, file a request for administrative adjustment, file suit concerning any tax refund or deficiency relating to any Partnership administrative adjustment or enter into any settlement agreement relating to any Partnership item of income, gain, loss, deduction or credit for any fiscal year of the Partnership.

     Section 6.11. Appointment of Trustee to Receive Payments. The Limited Partner may cause the Partnership at the Partnership's expense to assign the Partnership's right to receive revenues to a trustee named by the Limited Partner (a) if the General Partner has committed fraud, willful or intentional misconduct or gross negligence in the performance of its duties hereunder, (b) if the General Partner is in default in the performance or observance of any material agreement, covenant, term, condition or obligation hereunder, (c) if a representation or warranty made by the General Partner herein or by the General Partner or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in material respect on the date as of which made, or (d) upon the occurrence of any of the events described in either
Section 4.02(a)(4) or in Section 4.02(a)(5) of the Act (except that with respect to Section 4.02(a)(5) the operative number of days shall be 60 instead of those set forth in such Section). Such trustee shall receive and hold Partnership revenues for the benefit of all the Partners, but shall not have the rights of the General Partner hereunder. The trustee's sole right and responsibility shall be to receive Partnership funds and disburse them in accordance with the other provisions of this Agreement. In the event a trustee is appointed pursuant to this Section 6.11 and the default is cured or the action or event under or with respect to the bankruptcy law is completely dismissed or eliminated, the General Partner and the Limited Partner shall, at the request of either the General
Partner or the Limited Partner, cause the trustee to be discharged at the Partnership's expense; provided that in the judgment of the Limited Partner, its interest under this Agreement will not be adversely affected by any such discharge.

                                   ARTICLE VII

                    Rights and Obligations of Limited Partner

     Section 7.1. Rights of Limited Partner. In addition to the other rights specifically set forth herein, the Limited Partner shall have the right to: (a) have the Partnership books and records (including those required in Section 1.07 of the Act) kept at the principal United States office of the Partnership and at all reasonable times to inspect and copy any of them, (b) have dissolution and winding up by decree of court as provided for in the Act, (c) consult with or advise the General

     Partner and (d) exercise all rights of a limited partner under the Act (except to the extent otherwise specifically provided for herein).

     Section 7.2. Limitations on Limited Partner. The Limited Partner shall not have the authority or power in its capacity as a Limited Partner to act as agent for or on behalf of the Partnership or any other Partner, to do any act which would be binding on the Partnership or any other Partner, or to incur any expenditures on behalf of or with respect to the Partnership. The General Partner shall not hold out or represent to any third party that the Limited Partner has any such right or power or that the Limited Partner is anything other than a "limited partner" in the Partnership.

     Section 7.3. Liability of Limited Partner. The Limited Partner shall not be liable for the debts, liabilities, contracts or other obligations of the Partnership except to the extent of any unpaid Capital Contributions agreed to be made by the Limited Partner as set forth in Section 3.2 (which shall be subject to reduction as provided for in Section 3.4), any additional Capital Contributions hereafter agreed to be made by the Limited Partner in accordance with Section 3.3 (which shall also be subject to reduction as provided for in
Section 3.4) and the Limited Partner's share of the assets (including undistributed revenues) of the Partnership; and in all events, the Limited Partner shall be liable and obligated to make payments of its Capital Contributions only as and when such payments are due in accordance with the terms of this Agreement, and the Limited Partner shall not be required to make any loans to the Partnership. The Partnership shall indemnify and hold harmless the Limited Partner in the event it (a) becomes liable for any debt, liability, contract or other obligation of the Partnership except to the extent expressly provided in the preceding sentence or (b) is directly or indirectly required to make any payments with respect thereto.

     Section 7.4. Access of Limited Partner to Data. During the term of the Partnership, the Partnership may acquire or have access to geophysical, geological and other similar data and information. The Limited Partner and its agents and representatives, at any time either during the term of or after termination of the Partnership, shall have the right to inspect, review and copy any such data or information (or studies, maps, evaluations or reports derived therefrom) which relates to the Assets or other Leases which the Partnership owns or has owned or which has been paid for with Partnership funds and to consult with the Partnership's independent certified public accountants and independent petroleum engineers and the General Partner's technical personnel with respect to Partnership matters. Upon liquidation of the Partnership, copies of all such documents shall be distributed to the General Partner and to the Limited Partner if so requested by it. Notwithstanding the foregoing, the Limited Partner shall not have the right to inspect, review or copy geophysical, geological and other similar data and information if the Partnership or the General Partner is subject to a valid, bona fide agreement prohibiting such inspection, review or copying. If requested by the Limited Partner, the General Partner shall attempt to obtain an amendment or waiver of any such agreement to permit such data or other information to be provided to the Limited Partner upon the execution by the Limited Partner of a similar agreement and in any event shall attempt in advance of execution of any such agreement to obtain permission for the Limited Partner to inspect, review and copy any such data or other information.

     Section 7.5. Withdrawal and Return of Capital Contribution. The Limited Partner shall not be entitled to (a) withdraw from the Partnership except upon the assignment by the Limited Partner of all of its interest in the Partnership and the substitution of such Limited Partner's assignee as a Limited Partner of the Partnership in accordance with Section 9.1, or (b) the return of its Capital Contributions except to the extent, if any, that distributions made pursuant to the express terms of this Agreement may be considered as such by law or by unanimous agreement of the Partners, or upon dissolution and liquidation of the Partnership, and then only to the extent expressly provided for in this Agreement and as permitted by law.

                                  ARTICLE VIII

                    Books, Records, Reports and Bank Accounts

     Section 8.1. Capital Accounts, Books and Records.

     (a) Except as may otherwise be required by this Agreement, the General Partner shall keep books of account for the Partnership in accordance with generally accepted accounting principles consistently applied in accordance with the terms of this Agreement. Such books shall be maintained at the principal United States office of the Partnership and shall be maintained by the General Partner for review by the Limited Partner during the term of the Partnership and for a period of five years thereafter. The calendar year shall be selected as the accounting year of the Partnership and the books of account shall be maintained on an accrual basis.

     (b) An individual capital account shall be maintained by the Partnership for each Partner as provided below:

     (i) The capital account of each Partner shall, except as otherwise provided herein, be (A) credited by such Partner's Capital Contributions when made, (B) credited by the fair market value of any property contributed to the Partnership by such Partner (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Section 752 of the Internal Revenue Code), (C) credited with the amount of any item of taxable income or gain and the amount of any item of income or gain exempt from tax allocated to such Partner (taking into account any reallocation pursuant to Sections 3.3 and 3.6), (D) credited with the Partner's share of Simulated Gain as provided in paragraph (ii) of this Section 8.1(b), (E) debited by the amount of any item of tax deduction or loss allocated to such Partner (taking into account any reallocation pursuant to Sections 3.3 and 3.6), (F) debited with the Partner's share of Simulated Loss and Simulated Depletion as provided in paragraph (ii) of this Section 8.1(b), (G) debited by such

     Partner's allocable share of expenditures of the Partnership not deductible in computing the Partnership's taxable income and not properly chargeable as capital expenditures, including any non-deductible book amortizations of capitalized costs, and (H) debited by the amount of cash or the fair market value of any property distributed to such Partner (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Section 752 of the Internal Revenue Code). Immediately prior to any distribution of assets by the Partnership that is not pursuant to a liquidation of the Partnership or all or any portion of a Partner's interest therein, the Partners' capital accounts shall be adjusted by (X) assuming that the distributed assets were sold by the Partnership for cash at their respective fair market values as of the date of distribution by the Partnership and (Y) crediting or debiting each Partner's capital account with its respective share of the hypothetical gains or losses, including Simulated Gains and Simulated Losses, resulting from such assumed sales in the same manner as each such capital account would be debited or credited for gains or losses on actual sales of such assets. Notwithstanding the foregoing sentence, the Partnership shall not distribute any property in kind to any Partner except as provided in Section 10.3.

     (ii) The allocation of basis prescribed by Section 613A(c)(7)(D) of the Internal Revenue Code and provided for in Section 4.3(b) and each Partner's separately computed depletion deductions shall not reduce such Partner's capital account, but such Partner's capital account shall be decreased by an amount equal to the product of the depletion deductions that would otherwise be allocable to the Partnership in the absence of Section 613A(c)(7)(D) of the Internal Revenue Code (computed without regard to any limitations which theoretically could apply to any Partner) times such Partner's percentage share of the adjusted basis of the property (determined under Section 4.3(b)) with respect to which such depletion is claimed (herein called "Simulated Depletion"). The Partnership's basis in any Depletable Property as adjusted from time to time for the Simulated Depletion allocable to all Partners (and where the context requires, each Partner's allocable share thereof, which share shall be determined in the same manner as the allocation of basis prescribed in
Section 4.3(b)) is herein called "Simulated Basis". No Partner's capital account shall be decreased, however, by Simulated Depletion deductions attributable to any Depletable Property to the extent such deductions exceed such Partner's allocable share of the Partnership's remaining Simulated Basis in such property. The Partnership shall compute simulated gain ("Simulated Gain") or simulated loss ("Simulated Loss") attributable to the sale or other disposition of a Depletable Property based on the difference between the amount realized from such sale or other disposition and the Simulated Basis of such property, as theretofore adjusted. Any Simulated Gain shall be allocated to the Partners and shall increase their respective capital accounts in the same manner as the amount realized from such sale or other disposition in excess of Simulated Basis shall have been allocated pursuant to Section 4.3(b). Any Simulated Loss shall be allocated to the Partners and shall reduce their respective capital accounts in the same percentages as the costs of the property sold were allocated up to an amount equal to each Partner's share of the Partnership's Simulated Basis in such property at the time of such sale.

     (iii) Any adjustments of basis of Partnership property provided for under Sections 734 and 743 of the Internal Revenue Code and comparable provisions of state law (resulting from an election under Section 754 of the Internal Revenue Code or comparable provisions of state law) and any election by an individual Partner under Section 59(e)(4) of the Internal Revenue Code to amortize such Partner's share of intangible drilling and development costs shall not affect the capital accounts of the Partners (unless otherwise required by applicable Treasury Regulations), and the Partners' capital accounts shall be debited or credited pursuant to the terms of this Section 8.1 as if no such election had been made.

     (iv) Capital accounts shall be adjusted,  in a manner  consistent with this
Section 8.1, to reflect any adjustments in items of Partnership income, gain, loss or deduction that result from amended returns filed by the Partnership or pursuant to an agreement by the Partnership with the Internal Revenue Service or a final court decision.

     (v) In the case of property carried on the books of the Partnership at an amount which differs from its adjusted basis, the Partners' capital accounts shall be debited or credited for items of depreciation, cost recovery, Simulated Depletion, amortization and gain or loss (including Simulated Gain or Simulated
Loss) with respect to such property computed in the same manner as such items would be computed if the adjusted tax basis of such property were equal to such book value, in lieu of the capital account adjustments provided above for such items, all in accordance with Treasury Regulation ss. 1.704-1(b)(2)(iv)(g).

     (vi) It is the intention of the Partners that the capital accounts of each Partner be kept in the manner required under Treasury Regulation ss.
1.704-1(b)(2)(iv). To the extent any additional adjustment to the capital accounts is required by such regulation, the General Partner is hereby authorized to make such adjustment after notice to the Limited Partner.

     Section 8.2. Reports. The General Partner shall deliver to the Limited Partner the following financial statements and reports at the times indicated below:

     (a) Daily, via facsimile, when the Partnership has any direct drilling operations in progress, a drilling report detailing the progress as reported by the subject drilling superintendent.

     (b) Monthly, within 30 days after the end of the month for which such report is given, (i) a general description of the Assets and any additional Leases acquired pursuant to the terms hereof, except succeeding reports need contain only material changes (if any) regarding the Assets and such Leases, and
(ii) a description of each sale, farmout or other transfer or disposition by the Partnership of any Lease occurring during such month, including the reasons therefor, parties thereto and terms thereof; provided, that if there is no activity to report with respect to a given month, the report may so state that.

     (c)  Monthly,  within 30 days  after the end of each  month for which  such schedule is given, (i) a schedule prepared on a cash basis for such month and substantially in the form of Exhibit 8.2(c)(i) in all material respects and (ii) a schedule prepared on a cash basis for all months of the Partnership's term prior to such month, not to exceed twelve months, and substantially in the form of Exhibit 8.2(c)(ii) in all material respects.

     (d) Monthly, within 60 days after the end of each month for which such report is given and prepared on a production month basis, a schedule with respect to such month and for all months of the Partnership's term prior to such month, not to exceed twelve months, substantially in the form of Exhibit 8.2(d) in all material respects. For purposes of preparing such schedule, projected amounts shall be derived from that certain engineering report with respect to the Assets as of May 1, 2000, prepared by Cawley, Gillespie & Associates, Inc. and identified in writing by the Partners on the Delivery Date.

     (e) Quarterly within 60 days after the end of each fiscal quarter of the Partnership and annually within 120 days after the end of each fiscal year of the Partnership, (i) financial statements as of the end of and for such period, including a balance sheet and statements of income, Partners' equity, status of Cumulative Payout and cash flows, prepared in accordance with generally accepted accounting principles and, with respect to the annual financial statements, accompanied by a report of the Partnership's independent certified public accountants stating that (A) their examination was made in accordance with generally accepted auditing standards and that in their opinion such financial statements fairly present the Partnership's financial position, results of operations  and cash  flow in  accordance  with  generally  accepted  accounting principles consistently applied, and (B) in the normal course of making the examination and reporting on the financial statements described above, nothing came to their attention which caused them to believe that the revenues and costs and expenses allocated to the Partners hereunder were not allocated in accordance with the specific allocation provisions of this Agreement, (ii) a schedule reflecting for such period the total costs of the Partnership and the costs charged to the General Partner and the costs charged to the Limited Partner, the total revenues of the Partnership and the revenues credited to the account of the General Partner and to the account of the Limited Partner and a reconciliation of such expenses and revenues to the provisions of Article IV and Sections 3.3 and 3.6, (iii) a summary itemization by type and/or classification of the total fees, compensation and reimbursement paid by the Partnership (or indirectly on behalf of the Partnership) to the General Partner and its Affiliates, which summaries shall be accompanied by a report of the Partnership's independent certified public accountants stating that in preparing such summaries nothing came to their attention which caused them to believe that any transaction between the General Partner or an Affiliate thereof and the Partnership did not comply with Section 6.2(n) or Section 6.6, or if they did so conclude, a statement specifying such noncompliance, and (iv) a schedule reflecting the capital account balances of each Partner prepared pursuant to the provisions of Section 8.1(b). The independent certified public accountants for the Partnership shall be Deloitte & Touche LLP or such other nationally recognized firm of independent certified public accountants as shall be designated by the General Partner and approved by the Limited Partner.

     (f) Annually within 90 days after the end of each fiscal year of the Partnership, beginning with the fiscal year ending December 31, 2000, a report containing (i) an estimation of the oil and gas reserves, classified by appropriate categories, as of the end of the preceding fiscal year attributable to the interest of the Partnership and of the Limited Partner therein, (ii) a projection of the rate of production of and net income from such reserves with respect to each such interest, (iii) a calculation of the present worth of such net income discounted at a rate or rates designated from time to time by the Limited Partner, and (iv) a schedule or complete description of all assumptions, estimates and projections made or used in the preparation of such report, including estimated future product prices, capital expenditures, operating expenses and taxes. Each such report shall be prepared in accordance with customary and generally accepted standards and practices for petroleum engineers, and shall be based on such assumptions as to costs, product prices and similar factors as (x) prescribed by Rule 4-10 of Regulation S-X promulgated by the Securities and Exchange Commission and (y) the Limited Partner shall designate from time to time and shall be prepared by an independent petroleum engineer designated by the General Partner and approved by the Limited Partner.

     (g) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by the General Partner to its stockholders and all registration statements, periodic reports and other statements filed by the General Partner with any securities exchange or any similar governmental authority.

     (h) Quarterly, within 45 days after the end of each fiscal quarter of the Partnership, a description and the status of any environmental investigation and remediation activities then being conducted by the Partnership.

     (i) Annually, within 90 days after the end of each fiscal year of the Partnership, a statement from the General Partner to the effect that, to the best of its knowledge, the Partnership is in compliance in all material respects with all applicable environmental laws and regulations (provided, that if the General Partner is unable to make such statement on an unqualified basis, the General Partner shall generally describe any qualifications or exceptions to such statement).

     (j) Such other reports and financial statements as the General Partner shall determine or as the Limited Partner shall reasonably request from time to time.

     The cost of such reporting paid to third parties (except pursuant to Section 8.2(g)) shall be paid by the Partnership as a Partnership expense.

     Section 8.3. Bank Accounts. The General Partner shall cause one or more accounts to be maintained in the name of the Partnership in one or more banks which each have capital, surplus and undivided profits of at least $250,000,000, which accounts shall be used for the payment of expenditures incurred by the Partnership in connection with the business of the Partnership and in which shall be deposited any and all receipts of the Partnership. All amounts shall be and remain the property of the Partnership and shall be received, held and disbursed by the General Partner for the purposes specified in this Agreement. There shall not be deposited in any of such accounts any funds other than funds belonging to the Partnership, and no other funds shall in any way be commingled with such funds.

     Section 8.4. Information Relating to the Partnership. The Limited Partner shall have on demand true and full information of all things affecting the Partnership and its activities and a formal account of Partnership affairs whenever circumstances render it just and reasonable. During normal and ordinary business hours, the Limited Partner and its authorized agents and representatives shall have reasonable access to all books, records and materials in the Partnership's offices regarding the Partnership or its activities and, at the sole risk of the Limited Partner, to the drill site of each Partnership well.

     Section 8.5. Certain Notices. Without limiting its obligations hereunder, the General Partner shall promptly notify the Limited Partner in writing:

     (a) of the occurrence of any material adverse change in the Partnership's operations or properties;

     (b) of the occurrence of any material adverse change in the General Partner's financial condition taken on a consolidated basis;

     (c) of any default by the General Partner in the performance of any of its obligations hereunder;

     (d) of any inspection by governmental authorities, notice of violations issued by any such entities, pending administrative or judicial proceeding, claim or any violation identified by the General Partner, to the extent any such inspection, notice, proceeding, claim or violation relate to compliance by the Partnership with Environmental Laws and could reasonably be expected to result in a fine, penalty, loss or damage to the Partnership of $50,000 or more;

     (e) in the event the General Partner changes the location of its principal office or principal place of business; and

     (f) in the event the Limited Partner becomes entitled to remove the General Partner pursuant to Section 9.4, immediately after the General Partner becomes aware of such event.

                                   ARTICLE IX

                   Assignments of Interests and Substitutions

     Section 9.1. Assignments by Limited Partner.

     (a) The interest of the Limited Partner in the Partnership shall be assignable in whole or in part, subject to the following: (i) no such assignment shall be made if such assignment would result in the violation of any applicable federal or state securities laws; (ii) the General Partner shall have given its consent to such assignment (which consent shall not be unreasonably withheld) and (iii) the Partnership shall not be required to recognize any such assignment until the instrument conveying such interest has been delivered to the General Partner for recordation on the books of the Partnership.

     (b) Unless an assignee becomes a substituted Limited Partner in accordance with the provisions set forth below, such assignee shall not be entitled to any of the rights granted to the Limited Partner hereunder, other than the right to receive allocations of income, gain, loss, deduction, credit and similar items and distributions to which the assignor would otherwise be entitled, to the extent such items are assigned. In the event of multiple assignees, the General Partner shall have the right to request that one person be designated to act on behalf of all assignees.

     (c) An assignee of the interest of the Limited Partner, or any portion thereof, shall become a substituted Limited Partner entitled to all of the rights of the Limited Partner if, and only if (i) the assignor gives the assignee such right, (ii) the General Partner consents to such substitution (which consent shall not be unreasonably withheld) and (iii) the assignee executes and delivers such instruments, in form and substance reasonably satisfactory to the General Partner, as the General Partner may deem necessary or desirable to effect such substitution and to confirm the agreement of the assignee to be bound by all of the terms and provisions of this Agreement. Upon the satisfaction of such requirements, the General Partner shall concurrently (or as of such later date as shall be provided for in any applicable written instruments furnished to the General Partner) admit any such assignee as a substituted Limited Partner of the Partnership and reflect such admission and the date thereof in the records of the Partnership.

     (d) The Partnership and the General Partner shall be entitled to treat the record owner of any Partnership interest as the absolute owner thereof in all respects and shall incur no liability for distributions of cash or other property made in good faith to such owner until such time as a written assignment of such interest that complies with the terms of this Agreement has been received by the General Partner.

     Section 9.2. Assignment by General Partner. The interest of the General Partner in the Partnership shall not be assigned, mortgaged, pledged, subjected to a security interest or otherwise encumbered, in whole or in part, without the prior written consent of the Limited Partner in its sole and absolute discretion.

     Section 9.3. Merger or Consolidation. Notwithstanding the provisions of Sections 9.1 or 9.2, the merger or consolidation by a Partner with another entity shall not be considered an assignment of an interest in the Partnership, and upon the merger or consolidation of such Partner, the resulting entity shall continue as a Partner.

     Section 9.4. Removal of General Partner.

     (a) Subject to the provisions hereof, the Limited Partner may remove the General Partner with cause and select a new General Partner to operate and carry on the business and affairs of the Partnership. As used in this Section 9.4 and in Section 9.5, "with cause" shall mean the occurrence of any of the following:
(i) the commission by the General Partner of fraud, willful or intentional misconduct, or gross negligence in the performance of its duties hereunder; (ii) a default by the General Partner in the performance or observation of any material agreement, covenant, term, condition or obligation hereunder; (iii) a representation or warranty made by the General Partner herein or by the General Partner or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; (iv) the occurrence of any of the events described in Section 4.02(a)(4) or Section 4.02(a)(5) of the Act (except that with respect to Section 4.02(a)(5), the operative number of days shall be 60 instead of the numbers set forth in such Section); (v) a Change in Control; (vi) a default by Parent in the performance or observation of any agreement, covenant, term, condition or obligation of the Guaranty; or (vii) a representation or warranty made by Parent or by Parent or any of its officers in any writing furnished in connection with or pursuant to this Agreement or the Guaranty shall be false in any material respect on the date as of which made.

     (b) In the event the Limited Partner elects to remove the General Partner in accordance with the provisions of Section 9.4(a) hereinabove, any successor General Partner will be named in, and its appointment as such will be effective as of a date specified in, a notice to the General Partner from the Limited Partner exercising its right to remove the General Partner and select the successor General Partner. The removal of the General Partner shall be effective only if and when the following conditions have been satisfied: (i) a successor General Partner shall have been selected and shall have agreed to accept the responsibilities of a General Partner; and (ii) this Agreement and the Certificate of Limited Partnership of the Partnership shall have been duly amended to name the new General Partner. To the extent required by the laws of any jurisdiction to which the Partnership or this Agreement is subject, the Partners hereby unanimously consent to the admission of such successor General Partner and hereby appoint such successor General Partner as the agent and attorney in fact for each Partner (including the retiring General Partner) for the purpose of signing, swearing to and filing an amendment to the certificate of limited partnership of the Partnership and all other necessary or appropriate documents in connection with the substitution of such successor General Partner.

     (c) The provisions of this Section 9.4 shall not be the sole remedy of the Limited Partner in the event the General Partner is removed with cause, and in such event the Partnership and/or the Limited Partner shall have all other rights and remedies as shall be available to them pursuant to this Agreement, at law or in equity to redress any wrong or damage arising from the event or circumstances giving rise to the General Partner's removal with cause.

     Section 9.5. Right of General Partner Upon Removal. In the event the General Partner is removed in accordance with Section 9.4, the incoming General Partner shall have the right to purchase from the removed General Partner a one percent general partner interest in the Partnership at a price equal to the appraised value thereof. Such appraised value shall be determined by a qualified independent appraiser who is mutually agreed upon by both the removed General Partner and the incoming General Partner within 30 days after the selection of the incoming General Partner. If the removed General Partner and the incoming General Partner cannot mutually agree upon a single independent appraiser within such period, they shall each select their own independent appraiser and those two appraisers shall select a third independent appraiser. The cost of such appraisal shall be borne by the removed General Partner. The incoming General Partner's option to acquire such interests must be exercised by notice in writing to the removed General Partner not more than 20 days after the selection of the incoming General Partner and the purchase price for such interest shall be paid in cash not more than 30 days after receipt by the parties of the report of the appraiser setting forth the appraised value. In the event the incoming
General Partner does not elect to purchase the one percent general partner interest of the removed General Partner pursuant to the provisions of this
Section 9.4, such interest shall be converted to a limited partner interest in the Partnership. Further, in any event any remaining general partner interest of the removed General Partner in the Partnership (i.e., the additional interests to be received after Cumulative Payout) shall be converted to a limited partner interest in the Partnership and the removed General Partner shall continue as a limited partner, but without any right to vote, consent, approve or otherwise make any determination under this Agreement; provided, that after such conversion any amendment to this Agreement that would change (a) the status of the removed General Partner as a limited partner hereof, (b) the removed General Partner's participation in the income, gain, loss, credits or distributions of the Partnership, (c) the removed General Partner's obligation to contribute capital to the Partnership or (d) this proviso, shall require the written consent of the removed General Partner.

     Section 9.6 Right of First Offer.

     (a) If the Limited Partner proposes to make any sale or other disposition of all or any portion of its interest in the Partnership (other than a sale or other disposition to a person controlling, controlled by or under common control with the Limited Partner and whether or not the Limited Partner has received an offer for such interest), the Limited Partner shall so inform the General Partner by notice in writing (in this Section 9.6, the "Transfer Notice") describing the interest (or portion thereof) that is the subject of such proposed disposition (in this Section 9.6, the "Offered Interest") and requesting that the General Partner submit an offer to purchase the Offered Interest. The General Partner shall thereupon have thirty days after receipt of the Transfer Notice to submit an offer in writing to the Limited Partner to purchase the Offered Interest, which offer shall be in reasonable detail. Failure of the General Partner to submit an offer in writing to the Limited Partner to purchase the Offered Interest within such thirty day period shall be deemed an election by the General Partner not to submit an offer. If the General Partner submits an offer in writing to purchase the Offered Interest in accordance with this Section, the Limited Partner shall have the option to accept such offer, to decline the offer and retain the Offered Interest, or to sell the Offered Interest to a third party, provided that (i) any sale to a third party is consummated within 120 days after the expiration of the above thirty day period and is on terms and conditions no less favorable to the Limited Partner than those contained in the offer submitted by the General
Partner and (ii) the terms of Section 9.1 are complied with. If the General Partner elects not to, or fails to, deliver any such offer in writing to the Limited Partner within such thirty-day period, the Limited Partner shall have the option to sell the Offered Interest to a third party on such terms and conditions as agreed upon between them, provided that any such sale is consummated within 120 days after the expiration of the above thirty day period and the terms of Section 9.1 are complied with.

     (b) If the Limited Partner elects to accept an offer of the General Partner to purchase the Offered Interest as provided in subsection (b) above, the closing of the purchase and sale of an Offered Interest shall take place on the fifteenth day following the date of delivery to the General Partner of the Limited Partner's election to accept such offer (or if such day is a Saturday, Sunday, or legal holiday in the State of Connecticut, the first day thereafter that is not a Saturday, Sunday, or legal holiday) at 10:00 a.m., local time, in the offices of the Limited Partner set forth on the Limited Partner's signature page of this Agreement, or on such other date and at such other time and place as may be agreed to by both Partners. At the closing, the Limited Partner shall take all action necessary to convey the Offered Interest to the General Partner, free of all liens and encumbrances, against receipt of the purchase price therefor.

                                    ARTICLE X

                    Dissolution, Liquidation and Termination

     Section 10.1. Dissolution. The Partnership shall be dissolved upon the occurrence of any of the following:

     (a) The occurrence of December 31, 2020.

     (b) The consent in writing of the General Partner and the Limited Partner.

     (c) The election of the Limited Partner by written notice to the General Partner if at the time such notice is given (i) the General Partner has committed fraud, willful or intentional misconduct or gross negligence in the performance of its duties hereunder, (ii) the General Partner has defaulted in the performance or observation of any material agreement, covenant, term, condition or obligation hereunder, or (iii) a representation or warranty made by the General Partner herein or by the General Partner or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made.

     (d) The sale or other disposition of all or substantially all of the assets of the Partnership.

     (e) The occurrence of an event of withdrawal from the Partnership by the General Partner as provided for in Section 4.02(a) of the Act.

     (f) The election of the Limited Partner by written notice to the General Partner if at the time such notice is given (i) the General Partner has breached
Section 9.2 or (ii) the General Partner has merged or consolidated with another entity without the prior written consent of the Limited Partner.

     (g) The election of the Limited Partner by written notice to the General Partner at any time after the third anniversary of the Delivery Date.

     (h) The election of the Limited Partner by written notice to the General Partner (i) upon a default by Parent in the performance or observation of any agreement, covenant, term, condition or obligation under the Guaranty,(ii) if a representation or warranty made by Parent or by Parent or any of its officers in any writing furnished in connection with or pursuant to this Agreement or the Guaranty shall be false in any material respect on the date as of which made, or
(iii) upon the occurrence of any of the events described in Section 4.02(a)(4) or Section 4.02(a)(5) of the Act with respect to Parent (except that with respect to Section 4.02(a)(5), the operative number of days shall be 60 instead of the numbers set forth in such Section).

     (i) The election of the Limited Partner by written notice to the General Partner upon a Change in Control.

     (j) The occurrence of any other event which under the Act causes the dissolution of a limited partnership.

     Section 10.2. Withdrawal by General Partner and Reconstitution.

     (a) Except as specifically permitted in Section 9.2, the General Partner covenants and agrees not to (i) withdraw voluntarily from the Partnership, either directly, by dissolution, by transfer of its Partnership interest or by any other voluntary act (including any event of withdrawal from the Partnership by the General Partner as provided in Section 4.02(a) of the Act) or (ii) allow seizure, attachment, garnishment, foreclosure or other taking of its Partnership interest. If the General Partner breaches any provision of this Section 10.2 or Section 9.2, if an event described in Section 10.1(e) occurs, or if an election is made by the Limited Partner to dissolve the Partnership pursuant to Section 10.1(f) or Section 10.1(i): (A) and such breach, event or election occurs prior to Cumulative Payout, all interests and amounts which the General Partner would otherwise receive under Section 10.3 (as General Partner, unless a limited partnership interest is held by the General Partner as a result of Section 9.4 of this Agreement if the General Partner has been removed for cause) shall be reduced by 90%; and (B) and such breach, event or election occurs after Cumulative Payout, all interests and amounts which the General Partner would otherwise receive under Section 10.3 (as General Partner, unless a limited partnership interest is held by the General Partner as a result of Section 9.4 of this Agreement if the General Partner has been removed for cause) shall be reduced by 15%. The distribution to the Limited Partner of assets under the immediately preceding sentence which would otherwise be distributable to the General Partner in accordance with this Section 10.2 shall constitute liquidated damages to the Limited Partner for a violation by the General Partner prior to Cumulative Payout of the covenant and agreement contained in the first sentence of this Section 10.2, the parties having agreed that the amount of actual damages would be difficult or impossible to calculate.

     (b) Notwithstanding the foregoing Section 10.2(a) or any other provision of this Agreement, (i) the Partnership may be reconstituted and its business continued without being wound up as provided for in Section 8.03 of the Act and
(ii) the provisions of Section 6.02 (including subsection (b) thereof) of the Act shall be applicable to the Partnership except that the right to recover damages from the withdrawing General Partner pursuant to Section 6.02(a) of the Act shall be governed by Section 10.2(a) of this Agreement.

     Section 10.3. Liquidation and Termination. Upon dissolution of the Partnership (unless it is reconstituted and its business continued without being wound up as provided for in Section 10.2(b)), the General Partner shall act as liquidator or may appoint in writing one or more liquidators who shall have full authority to wind up the affairs of the Partnership and make final distribution as provided herein; provided, however, that if one of the events specified in
Section 10.1(c),(e), (f), (g), (h) or (i) has occurred as a result of an act by the General Partner, the liquidator shall be a person selected in writing by the Limited Partner. The liquidator shall continue to operate the Partnership properties with all of the power and authority of the General Partner. The steps to be accomplished by the liquidator are as follows:

     (a) As promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by the Partnership's independent accountants of the Partnership's assets, liabilities and operations through the last day of the month in which the dissolution occurs or the final liquidation is completed, as appropriate.

     (b) The liquidator shall pay all of the debts and liabilities of the Partnership or otherwise make adequate provision therefor (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine). After making payment or provision for all debts and liabilities of the Partnership, the Partners' capital accounts shall then be adjusted by (i) assuming the sale of all remaining assets of the Partnership for cash at their respective fair market values (as determined by an appraiser selected by the Limited Partner within 30 days after receipt by the Limited Partner of notice that the liquidator has paid or made provision for all debts and liabilities of the Partnership) as of the date of termination of the Partnership, (ii) assuming the distribution of such cash at such time in the percentages required under Sections 4.3, taking into account whether the end of the Phase I Period has occurred or would occur as a result of such distribution, and (iii) debiting or crediting each Partner's capital account with its respective share of the hypothetical gains or losses resulting from such assumed sales in the same manner as each such capital account would be debited or credited for gains or losses on actual sales of such assets. In the event that the Limited Partner fails to notify the General Partner of its selection of an appraiser pursuant to the preceding sentence within the time period specified therein, the General Partner shall be entitled to select such appraiser. The liquidator shall then distribute all remaining cash and property to the Partners in the percentages provided in Section 4.3 with any distribution of property (valued as of the date of distribution at its fair market value by the appraiser selected in the manner provided above) being treated as a distribution of cash for purposes of determining whether the end of the Phase I Period has occurred or will occur as a result of such distribution. To the extent possible and provided that the ownership of such property would not be in violation of any rule or regulation then applicable to the Limited Partner, such a distribution shall be in kind unless otherwise agreed to by the General Partner and the Limited Partner. In making any distributions of property, the liquidator shall distribute, to the extent possible, undivided interests in each Lease in the same percentages as the Partners share revenues from such Lease. It is intended that the foregoing distributions to each Partner will be equal to each Partner's respective positive capital account balance as determined after giving effect to the foregoing adjustments and to all adjustments attributable to allocations of items of income, gain, loss and deduction realized by the Partnership during the taxable year in question and all adjustments attributable to contributions and distributions of money and property effected prior to such distribution. To the extent that any such Partner's positive capital account balance does not correspond to such distribution, the allocations provided for in Section 4.1 and
Section 4.2 shall be adjusted, to the least extent necessary, to produce a capital account balance for the Partner which corresponds to the amount of such distribution. Each Partner shall have the right to designate another person to receive any property which otherwise would be distributed in kind to that Partner pursuant to this Section 10.3 and Section 10.2 if that Section is applicable. Any distributions to the Partners in liquidation of the Partnership shall be made by the later of the end of the taxable year in which the liquidation occurs, or 90 days after the date of such liquidation. For purposes of the preceding sentence, the term "liquidation" shall have the same meaning as set forth in Treasury Regulation ss. 1.704-1(b)(2)(ii)(g) as in effect at such time.

     (c) Any Leases distributed to the Partners shall be subject to the operating agreements then in effect with respect to such Leases; provided, however, that if any of such Leases is subject to an operating agreement to which an unaffiliated third person is not a party, such Leases shall be subject to a standard form operating agreement as shall be agreed upon by the Partners. Upon written request made by any Partner, the liquidator shall sell the Partnership Leases and other properties and assets that otherwise would be distributable to such Partner under this Section 10.3 at the best cash price available therefor and distribute such cash (after deducting all expenses reasonably relating to such sale) to such Partner. Such sale shall be on behalf of such Partner and shall be treated as the sale by such Partner of its interest in such properties, and any gain or loss attributable to such sale and any proceeds therefrom shall be for the account of such Partner.

     (d) The provisions of subsections (b) and (c) of this Section 10.3 shall be subject to the effect of Section 10.2 if that Section is applicable.

     (e) Except as expressly provided herein, the liquidator shall comply with any applicable requirements of the Act and all other applicable laws pertaining to the winding up of the affairs of the Partnership and the final distribution of its assets.

     (f) The distribution of cash and/or property to the Limited Partners in accordance with the provisions of this Section 10.3 shall constitute a complete return to the Limited Partner of its Capital Contributions and a complete distribution to the Limited Partner of its interests in the Partnership and all Partnership property.

     (g) No Partner with a negative balance in its capital account shall be liable to the Partnership or any other Partner for the amount of such negative balance upon dissolution and liquidation.

     Section 10.4. Cancellation of Certificate. Upon the completion of the distribution of Partnership assets as provided herein, the Partnership shall be terminated, and the liquidator (or the Partners if necessary) shall cause the cancellation of the certificate of limited partnership of the Partnership and shall take such other actions as may be necessary to terminate the Partnership.

     Section 10.5. Certain Additional Agreements Regarding Piggyback Rights.

     (a) In the event the General Partner receives an offer to purchase all or a portion of its Retained Outside Interest, the General Partner agrees that it will not consummate any such sale unless the proposed purchaser has also submitted a bona fide written offer to the Partnership to purchase an equivalent pro rata portion of Partnership's interest in the same assets on the same terms and conditions as those offered to the General Partner (except to the extent proportionately adjusted to take into account the relative interests of the parties in such assets).

     (b) In the event the Partnership receives an offer to purchase all or a portion of its assets, the Partners agree that the Partnership will not consummate any such sale unless the proposed purchaser has also submitted a bona fide written offer to the General Partner to purchase an equivalent pro rata portion of the General Partner's interest in the same assets (which interest is a part of the Retained Outside Interest) on the same terms and conditions as those offered to the Partnership (except to the extent proportionately adjusted to take into account the relative interests of the parties in such assets).

                                   ARTICLE XI

                         Representations and Warranties

     Section 11.1. Representations and Warranties of General Partner. The General Partner represents, warrants and covenants to the Limited Partner as follows:

     (a) The General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

     (b) The General Partner is duly qualified or will qualify to transact business in every jurisdiction where the character of the properties owned or held by the Partnership or where the nature of the business transacted by the Partnership makes qualification by it necessary or appropriate in order for the Partnership to conduct its business.

     (c) The General Partner has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder (including, without limitation, the power and authority to act as General Partner of the Partnership).

     (d) The execution, delivery and performance by the General Partner of this Agreement has been duly and validly authorized by all requisite corporate action, and no other director or shareholder action is required to be taken to authorize such execution, delivery and performance.

     (e) The execution, delivery and performance by the General Partner of this Agreement is within its corporate powers and will not (i) be in contravention of or violate any provisions of its charter or other governing documents, as amended to the date hereof, or (ii) be in contravention of or result in any breach or constitute a default under any applicable law, rule, regulation, judgment, license, permit or order or any loan, note or other agreement or instrument to which the General Partner is a party or by which it or any of its properties are bound.

     (f) When delivered to the Limited Partner, this Agreement will have been duly and validly executed and will be binding upon the General Partner and enforceable in accordance with the terms hereof.

     (g) Except for a change of law over which the General Partner has no control (and the General Partner shall immediately notify the Limited Partner when the General Partner learns of such occurrence), the foregoing representations, warranties and covenants shall remain true and accurate during the term of the Partnership, and the General Partner will neither take action nor permit action to be taken which would cause any of the foregoing representations to become untrue or inaccurate.

     (h)  No  consent,  approval,   authorization  or  order  of  any  court  or
governmental agency or authority or of any third party which has not been obtained is required in connection with the execution, delivery and performance by the General Partner of this Agreement.

     (i) Neither the General Partner nor any of its Affiliates has employed or retained any broker, agent or finder in connection with this Agreement or the transactions contemplated herein, or paid or agreed to pay any brokerage fee, finder's fee, commission or similar payment to any person on account of this Agreement or the transactions provided for herein; and the General Partner shall indemnify and hold harmless the Partnership and the Limited Partner from any costs, including attorneys' fees, and liability arising from the claim of any broker, agent or finder employed or retained by the General Partner in connection with the Partnership or this Agreement.

     (j) As of the date hereof none of the financial statements or other written documents or information delivered herewith or heretofore by or on behalf of the General Partner or Parent to the Limited Partner in connection with the General Partner, Parent, this Agreement, the Assets and the operations to be conducted hereunder contains any untrue statement of a material fact or omits to state any material fact (other than facts which the Limited Partner recognizes to be industry risks normally associated with the oil and gas business) necessary to keep the statements contained herein or therein from being misleading. There is no fact peculiar to the General Partner, Parent or the Assets (other than facts which the Limited Partner recognizes to be industry risks normally associated with the oil and gas business) which materially adversely affects or in the future may (so far as the General Partner can now foresee) materially adversely affect (i) the business, property or assets, or financial condition of the General Partner or Parent or (ii) the Assets, and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to the Limited Partner by or on behalf of the General Partner or Parent prior to the date hereof in connection with the transactions contemplated hereby.

     (l) To the best knowledge of the General Partner, the General Partner and its Affiliates and persons acting on their behalf have not taken any action, or failed to take any action, which has caused the organization of the Partnership and the issuance of the interests in the Partnership to come within the registration requirements of the Securities Act of 1933, as amended, or any applicable state blue sky laws.

     (m) There is no pending or, to the best of the General Partner's knowledge, threatened judicial, administrative or arbitral action, suit or proceeding against or investigation of the General Partner which is not fully insured against (except standard deductible amounts) and which might materially and adversely affect the financial condition of the General Partner or its ability to perform its obligations under this Agreement.

     (n) During the preceding 12-month period, the General Partner and its Affiliates and persons acting on their behalf have not sold (except to a limited number of persons who have represented themselves to be accredited investors, as defined in Rule 501 promulgated by the

     Securities and Exchange Commission) any interest in the Partnership or similar interests; with respect to any sales of interests similar to the Partnership by the General Partner and its Affiliates and persons acting on their behalf subsequent to the Delivery Date, the General Partner shall do nothing which would require the registration of these interests under the Securities Act of 1933, and the rules and regulations promulgated thereunder, as well as applicable state securities laws.

     Section 11.2. Representations and Warranties of Limited Partner. The Limited Partner represents, warrants and covenants to the General Partner as follows:

     (a) The Limited Partner is duly organized, validly existing and in good standing under the laws of its state of incorporation.

     (b) The Limited Partner has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

     (c) The execution, delivery and performance by the Limited Partner of this Agreement are within its powers and do not and will not (i) contravene or violate any provisions of its Certificate of Incorporation or Bylaws, as amended to the date hereof, or (ii) contravene or result in any breach of or constitute a default under any applicable law, rule or regulation or any loan, note or other agreement or instrument to which it is a party or by which it or any of its properties are bound.

     (d) When delivered to the General Partner, this Agreement will be duly and validly executed by the Limited Partner and will be binding upon it in accordance with the terms hereof.

     (e) Neither the Limited Partner nor any person acting on its behalf has employed or retained any broker, agent or finder in connection with the transactions provided for herein, or agreed to pay any brokerage fee, finder's fee, commission or similar payment to any person on account of the transactions provided for herein; and the Limited Partner shall indemnify and hold harmless the Partnership and the General Partner from any costs, including attorneys' fees, and liability arising from the claim of any broker, agent or finder employed or retained by the Limited Partner in connection with the Partnership or this Agreement.

     (f) It is acquiring its interest in the Partnership as an investment and not with a view to the resale or other distribution to the public; provided, however, that the disposition of its interest shall at all times be and remain within its control.

     (g) As of the Delivery Date, it is a wholly-owned subsidiary of General Electric Capital Corporation.

                                   ARTICLE XII

                                  Miscellaneous

     Section 12.1. Notices. All notices, elections, demands or other communications required or permitted to be made or given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if given by (a) personal delivery, (b) expedited delivery service with proof of delivery, (c) first class mail postage prepaid, or (d) prepaid telegram, telex or facsimile (provided that such telegram, telex or facsimile is confirmed by expedited delivery service in the manner previously described). Each Partner's address for notices and other communications hereunder shall be that set forth opposite such Partner's signature hereto. The Limited Partner may change its address by giving notice in writing to the General Partner of its new address, and the General Partner may change its address by giving notice in writing to the Limited Partner of its new address.

     Section 12.2. Amendments. This Agreement may be changed, modified, or amended only by an instrument in writing duly executed by all Partners.

     Section 12.3. Partition. Each of the Partners hereby irrevocably waives for the term of the Partnership any right that such Partner may have to maintain any action for partition with respect to the Partnership property.

     Section 12.4. Entire Agreement. This Agreement and the other documents contemplated hereunder constitute the full and complete agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

     Section 12.5. No Waiver. The failure of any Partner to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Partner's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

     Section 12.6. Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Texas.

     Section 12.7. Successors and Assigns. Subject to Article IX, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 12.8. Exhibits. Exhibits 2.1--Cash Factor Discount Table, 5.6, 6.8, 8.2(c)(i), 8.2(c)(ii) and 8.2(d) to this Agreement are attached hereto. Each
Exhibit is incorporated herein by reference and made a part hereof for all purposes and references to this Agreement shall also include such Exhibit unless the context in which used shall otherwise require.

     Section 12.9. Survival of Representations and Warranties. All representations, warranties and covenants made by the General Partner or the Limited Partner in this Agreement or any other document contemplated thereby or hereby shall be considered to have been relied upon by the other party hereto and shall survive the execution and delivery of this Agreement or such other document, regardless of any investigation made by or on behalf of any such party.

     Section 12.10. No Third Party Benefit. Nothing in this Agreement, either express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective successors and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 12.11. Public Announcements. Except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange, neither the General Partner nor the Limited Partner shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written approval of the other party, which approval shall not be unreasonably withheld. Any such press release or public statement required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange shall only be made after reasonable notice to the other party.

     Section 12.12. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.


                                            GENERAL PARTNER:

                                            MAGNUM HUNTER PRODUCTION, INC.


                                            By:
                                               -----------------------------


                                            ADDRESS FOR NOTICE PURPOSES:

                                            600 Las Colinas Blvd., Suite 1100
                                            Irving, Texas  75039
                                            Attention: Chris Tong
                                            Telecopy No.: (972)401-3110


     SIGNATURE   PAGE--Agreement  of  Limited  Partnership   providing  for  the
formation of Mallard Hunter L.P.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.

                                            LIMITED PARTNER:

                                            TIFD III-X INC.


                                             By:
                                                -----------------------


                                             ADDRESS FOR NOTICE PURPOSES:

                                             c/o GE Capital Corp.--SFG
                                             120 Long Ridge Road - 3rd Floor
                                             Stamford, Connecticut 06927-1550
                                             Attention: Global Asset Management
                                                        Operations
                                             Telecopy No.: 203-961-2017
























     SIGNATURE   PAGE--Agreement  of  Limited  Partnership   providing  for  the
formation of Mallard Hunter L.P.